UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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TECO Energy, Inc.

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March 20, 2013

Notice of Annual Meeting of Shareholders

Date:	May 1, 2013

Time:	11:00 a.m.

Place:	TECO Plaza 702 North Franklin Street Tampa, Florida 33602

Purpose:	We are holding the annual meeting of the shareholders of TECO Energy, Inc. for shareholders to consider and vote upon the following matters:

1.	The election of three director nominees named in the accompanying proxy statement.

2.	The ratification of the selection of our independent auditor.

3.	An advisory vote to approve named executive officer compensation.

4.	Such other matters, including the shareholder proposal on pages 30-31 of the accompanying proxy statement, as may properly come before the meeting.

Shareholders of record at the close of business on February 22, 2013 will be entitled to vote at the meeting.

Even if you plan to attend the meeting, please either (i) vote by telephone or internet by following the instructions on the proxy card or the Notice of Internet Availability of Proxy Materials or (ii) mark, sign and date the proxy card and return it promptly in the accompanying envelope (if you received these materials by mail). If you received only a Notice of Internet Availability of Proxy Materials, you may also request a paper copy of the proxy card and submit your vote by mail, if you prefer. If you attend the meeting and wish to vote in person, your proxy will not be used.

By order of the Board of Directors,

David E. Schwartz Corporate Secretary

TECO ENERGY, INC.

P.O. Box 111 Tampa, Florida 33601 (813) 228-1111

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to Be Held on May 1, 2013:

The proxy statement and annual report to security holders are available on our website at http://AR.tecoenergy.com and at www.proxyvote.com.

As permitted by rules adopted by the Securities and Exchange Commission, we are making our proxy materials available to our shareholders electronically via the internet. On or about March 20, 2013, we mailed many of our shareholders a notice containing instructions on how to access this proxy statement and our annual report and vote online. If you received such a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report. The notice also instructs you on how you may submit your voting instructions over the internet. If you received a notice by mail and would like to receive a printed copy of our proxy materials, free of charge, you should follow the instructions for requesting such materials included in the notice.

Proxy Statement

TECO Energy, Inc.

P.O. Box 111, Tampa, FL 33601

2013 Annual Meeting of Shareholders

We are soliciting proxies on behalf of our Board of Directors to be voted at the May 1, 2013 Annual Meeting of Shareholders. This proxy statement explains the agenda, voting information and procedures and provides information to assist you in voting your shares. It and the accompanying proxy are being distributed to shareholders beginning on or about March 20, 2013.

Throughout this proxy statement, the terms “we,” “us,” “our,” “the company,” and “TECO Energy” refer to TECO Energy, Inc.

Voting and Attendance Information

How to vote: You may vote by proxy by internet, telephone or mail, or you may attend the meeting and vote in person. Please see your proxy card or Notice of Internet Availability for more detailed voting instructions, or refer to the information your bank, broker or other nominee provided to you. If you vote by proxy before the meeting, you may revoke your proxy at any time before it is exercised at the meeting by filing with our Corporate Secretary a written notice of revocation, submitting a proxy bearing a later date or attending the meeting and voting in person. Please see “Attending the Meeting in Person” below for information about attending the meeting. Even if you plan to attend, we request that you vote by proxy promptly. If you attend the meeting and wish to vote in person, your proxy will not be used.

Who can vote: Only shareholders of record of TECO Energy common stock at the close of business on February 22, 2013 are entitled to vote at the meeting. As of that date, we had outstanding 217,255,694 shares of common stock, the only class of stock outstanding and entitled to vote at the meeting. The holders of common stock are entitled to one vote for each share registered in their names on the record date with respect to all matters to be acted upon at the meeting. If your shares are held through a bank, broker or other nominee, see “Voting by street name holders” below regarding directing your record holder on how to vote your shares.

Quorum: The presence at the meeting, in person or by proxy, of a majority of the shares outstanding on the record date will constitute a quorum. Abstentions and broker non-votes (defined below) will be considered as shares present for purposes of determining the presence of a quorum.

Voting by street name holders: If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your bank, broker or nominee (the “record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your record holder at least ten days before the meeting, the record holder will be entitled to vote your shares in its discretion on Proposal 2 (Ratification of Independent Auditor), but will not be able to vote your shares on any other proposal, and your shares will be counted as “broker non-votes” on Proposals 1 and 3, and on the shareholder proposal.

How your votes are counted and the votes required for approval: Shares represented by valid proxies received will be voted in the manner specified on the proxies. If no instructions are indicated on the proxy, the proxy will be voted as recommended by our Board of Directors. If other matters are properly presented at the meeting for consideration, the persons appointed as proxies on your proxy card will have the discretion to vote on these matters for you. The affirmative vote of a majority of the shares voted on each matter will be required to elect each director, to ratify the selection of our independent auditor, to approve on an advisory basis the compensation of our named executive officers, and to approve the shareholder proposal. Abstentions and broker non-votes will not be considered as votes cast with respect to the applicable matter and, therefore, will have no effect on the voting results.

Attending the meeting in person: Only shareholders or their proxy holders and our guests may attend the meeting, and personal photo identification will be required to enter the meeting. At the end of this proxy statement, we have provided additional information regarding required documentation necessary for admission to the meeting and directions to the meeting, which will be held at TECO Plaza, 702 N. Franklin Street, Tampa, Florida. Admission will be on a first-come, first-served basis. Cameras will not be allowed in the meeting. For safety and security reasons, bags, briefcases and other items will be subject to security check.

Item 1 – Election of Directors

Our Amended and Restated Articles of Incorporation and Bylaws provide for the Board of Directors to be elected to one year terms beginning with the election to occur at the 2013 Annual Shareholders’ Meeting. Messrs. Ramil, Rankin and Rockford have been nominated for reelection with a term expiring at the 2014 Annual Shareholders’ Meeting. Each of these nominees has consented to serve if elected. If any nominee is unable to serve, the shares represented by valid proxies will be voted for the election of such other person as the Board may designate. Our Amended and Restated Articles of Incorporation and Bylaws also provide that all directors, including any director in office at the time of the adoption of the Amended and Restated Articles of Incorporation, which was approved at the 2012 Annual Shareholders’ Meeting and became effective May 3, 2012, shall hold office until the expiration of the term for which he or she was elected, and until his or her successor is elected and qualified. Prior to the Amendment and Restatement of the Articles of Incorporation, members of the Board of Directors were generally elected to three-year terms. The expiration of each director’s present term is shown below.

The Board of Directors recommends a vote FOR each of these nominees to hold office for the term indicated above and until their successors are elected and qualified.

The Board of Directors

Below is information about the nominees and directors whose terms continue after the meeting. All of our directors also serve as directors of our wholly owned subsidiary, Tampa Electric Company. Information on the share ownership of each director is included under “Share Ownership” on page 32. Nominees for election as directors at this meeting are marked with an asterisk (*).

Each of our directors brings expertise and skills to our Board which led to the conclusion that the person should serve as a director, given the mix of experience and other relevant qualifications represented on the Board as a whole. This information, in addition to the director’s principal occupation and directorships held during the past five years, is described for each director below.

James L. Ferman, Jr., age 69, has been the President of Ferman Motor Car Company, Inc., an automobile dealership business headquartered in Tampa, Florida, since prior to 2008. Mr. Ferman is also a director of Florida Investment Advisors, Inc. and Chairman of The Bank of Tampa and its holding company, The Tampa Bay Banking Company, and serves on the Board of Trustees of Emory University and the University of Tampa. Mr. Ferman has been a director since 1985, and his present term expires in 2014.

Key Attributes, Experience and Skills: As a result of Mr. Ferman’s position as President of Ferman Motor Car Company, one of the largest vehicle dealership groups in the United States, Mr. Ferman brings significant business management and leadership experience to the Board. Also, his position at such a prominent Tampa-area business and his trustee position at the University of Tampa, as well as former chairman positions he has held at several local charitable and business organizations, such as at the Greater Tampa Chamber of Commerce, brings significant community involvement and recognition to the Board. These positions, and his membership on the Governance Committee of the Board of Trustees of Emory University, also provide additional leadership experience to the Board and additional insight to our Governance and Nominating Committee. Through his long tenure on our Board, he has gained significant industry knowledge and a long-term perspective on our businesses. His other directorships also provide experience in finance and risk management.

Evelyn V. Follit, age 66, has been the President of Follit Associates, a corporate technology and executive assessment consulting firm based in Tarpon Springs, Florida, since she founded the firm in 2007. From 1997 to 2005, she was an executive of RadioShack Corporation, a consumer electronics retail company, where she held the positions of Senior Vice President, Chief Information Officer, and Chief Organizational Enabling Services Officer. Ms. Follit is also a director of Beall’s Inc. She was previously a director of Winn-Dixie Stores, Inc., Linens-n-Things, Nautilus, Inc. and Catalina Marketing, Inc. Ms. Follit has been a director since January 2012, and her present term expires in 2014.

Key Attributes, Experience and Skills: As a result of Ms. Follit’s over 20 years’ experience in leadership positions with major corporations, Ms. Follit brings significant business management and leadership experience to the Board, and in particular brings executive-level expertise to the Board in the areas of information technology, human resources and operations management. Her current consulting practice also allows her to provide the Board with her insight into the other industries her firm serves and current business trends. These positions, and her positions on the Audit Committee of the Board of Beall’s Inc., also provide additional leadership experience to the Board, and additional insight to our Audit Committee. Her current and former directorships also provide experience in finance and knowledge of local markets.

Sherrill W. Hudson, age 70, has been the Company’s non-executive Chairman of the Board since January 1, 2013, and prior to that was its Executive Chairman of the Board from August 2010 to December 31, 2012. Mr. Hudson was our Chief Executive Officer from 2004 until August 2010. He was formerly the Managing Partner for the South Florida offices of the public accounting firm, Deloitte & Touche LLP, in Miami, Florida. Mr. Hudson is also a director of Lennar Corporation and Publix Super Markets, Inc. He was previously a director of The Standard Register Company. Mr. Hudson has been a director since 2003, and his present term expires in 2015.

Key Attributes, Experience and Skills: Mr. Hudson brings significant leadership and business, finance and accounting experience and expertise gained through both his positions at TECO Energy and through his 37-year tenure at Deloitte & Touche, which included 19 years as the Managing Partner for the South Florida offices. His former position as our CEO also provides valuable industry knowledge and risk management experience, which he also obtained through his oversight and advising of clients in the utility and other industries while at Deloitte & Touche. Also through his work at Deloitte & Touche, he has experience working with and exposure to many Board and management structures, and insight into the issues facing businesses, from financial and accounting, as well as operational, perspectives. His community service in both the Tampa and Miami areas, through membership on the boards of several charitable and business organizations and committees, brings additional community involvement and recognition and leadership experience to the Board. Through his other Board memberships, he is familiar with several other significant Florida companies, their governance and management structures, and the local business environment.

Joseph P. Lacher, age 67, is the former President of Florida operations for BellSouth Telecommunications, Inc., a telecommunications services company in Miami, Florida, serving in such role from 1991 until his retirement in 2005. He is also a director of Perry Ellis International, Inc. Mr. Lacher has been a director since 2006, and his present term expires in 2015.

Key Attributes, Experience and Skills: Mr. Lacher’s tenure as former President of Florida operations for BellSouth Telecommunications, Inc. provides significant leadership and management experience. This experience is especially relevant for our Board as it involved a business regulated by the same entity that regulates our electric and gas businesses, and therefore, he is familiar with the unique issues presented in this area. In addition, through this work, he has experience in dealing with deregulation issues. He is also the lead director and Chair of the Audit and Governance Committees at Perry Ellis International, Inc., and Chairman of the Board of Goodwill Industries of South Florida, which provide additional insight for our Audit and Governance and Nominating Committees, as well as additional board leadership experience.

Loretta A. Penn, age 63, is the former President of Spherion Staffing Services, a division of SFN Group, Inc. (formerly known as Spherion Corporation), a staffing and professional services company, in McLean, Virginia, where she served in such role from December 2008 to December 2011. Ms. Penn also served as the Senior Vice President of SFN Group from November 2007 to December 2011, and was also its Chief Service Excellence Officer from November 2007 to December 2008. In addition to other executive-level experience in the recruiting and staffing industry, Ms. Penn was previously associated with the IBM Corporation for ten years in regional executive management, sales and marketing. Ms. Penn has been a director since 2005, and her present term expires in 2015.

Key Attributes, Experience and Skills: Ms. Penn’s increasing levels of responsibility and seniority at Spherion, including her most recent position as the President of its largest division, provided valuable business, leadership and management experience. Her role at Spherion brought her into contact with executives in a diverse array of industries and areas of the country, and her insight into these other industries and current business trends is valuable to the Board. Her many years of experience in the recruiting and staffing industry provide expertise in human resources issues, which are important issues to our businesses and to our Compensation Committee. Through her decade-long tenure at IBM Corporation, she also has experience in the technology industry, which is also an important area for our current operations and plans for the future.

* John B. Ramil, age 57, has been TECO Energy’s President and Chief Executive Officer since August 2010. During his over 30-year career with the company, he has held several leadership positions, including as President and Chief Operating Officer of TECO Energy from 2004 until August 2010, President of Tampa Electric Company, Executive Vice President of TECO Energy, Chief Financial Officer for TECO Energy, and earlier as Vice President-Energy Services & Planning for Tampa Electric. He has also held a variety of positions in engineering, operations, marketing, customer service and environmental, and has also served as president of various other TECO Energy subsidiaries. Mr. Ramil is also a director of Blue Cross Blue Shield of Florida, Inc., where he serves as the Chairman of its Audit and Compliance Committee. Mr. Ramil has been a director since 2008, and his present term expires in 2013.

Key Attributes, Experience and Skills: Mr. Ramil’s long tenure with the company, in a variety of positions, brings extensive knowledge of our businesses, our industry, and significant business, operating and leadership experience to the Board. His experience as TECO Energy’s Chief Financial Officer also provides additional financial expertise, and several of his positions, including his current role as Chief Executive Officer, bring risk management experience to the Board. In addition, through his work with non-profit and business groups, including his positions as Chairman of the Board of the University of South Florida and a Board member of the Edison Electric Institute, Mr. Ramil provides community and industry involvement and recognition for the company, as well as expertise in leadership development and governance issues.

* Tom L. Rankin, age 72, has been an Independent Investment Manager in Tampa, Florida, since prior to 2008. Mr. Rankin is the former Chairman of the Board and Chief Executive Officer of Lykes Energy, Inc. and Lykes Bros. Inc. Mr. Rankin is also a director of Media General, Inc. Mr. Rankin has been a director since 1997, and his present term expires in 2013.

Key Attributes, Experience and Skills: Mr. Rankin brings significant industry experience to the Board through his leadership positions at Lykes Energy, Inc., the former holding company for Peoples Gas System. In addition to his knowledge of the gas utility industry, he has gained valuable experience in the electric utility industry and our other businesses through his tenure on our Board. His leadership role at Lykes Bros. Inc. provides experience in managing the operations of several other types of businesses, as well. His position at Lykes, as well as his current occupation as an investment manager, also provides important finance experience. He is also on the Governance Committee and was previously on the Audit Committee of Media General, Inc., which provides additional insight and experience for the issues faced by our Board and its committees.

* William D. Rockford, age 67, is the former President, Chief Financial Officer and Chief Operating Officer of Primary Energy Ventures LLC, a power generation company located in Oak Brook, Illinois, serving in such role until his retirement in 2006. He is also a former Managing Director of the financial services company, Chase Securities Inc., in New York, New York, where his responsibilities included the Global Power, Project Finance and Environmental Group. Mr. Rockford has been a director since 2000, and his present term expires in 2013.

Key Attributes, Experience and Skills: Mr. Rockford provides valuable leadership, management and energy industry experience, obtained through his positions at Primary Energy Ventures. Through his nearly 30-year career at Chase, Mr. Rockford has experience in providing capital, corporate finance, project finance and merger and acquisition advice to the regulated utility industry and independent power industry, which adds valuable expertise in these areas to both the Board and to the Finance Committee. Mr. Rockford also has experience in commercial banking, which provides additional finance and risk management expertise.

Paul L. Whiting, age 69, has been the President of Seabreeze Holdings, Inc., a private investments company located in Tampa, Florida, since prior to 2008. Previously, Mr. Whiting held various positions within Spalding & Evenflo Companies, Inc., including Chairman, Chief Executive Officer and Chief Financial Officer. He is also Chairman of the Board of Sykes Enterprises, Incorporated, and a director of Florida Investment Advisors, Inc., The Bank of Tampa and its holding company, The Tampa Bay Banking Company. Mr. Whiting has been a director since 2004, and his present term expires in 2014.

Key Attributes, Experience and Skills: As a result of his experience at the Spalding & Evenflo Companies, Mr. Whiting provides leadership, financial and business experience and expertise. His other board and committee memberships, including as Chairman of the Board and member of the Audit Committee at Sykes Enterprises, provide additional leadership experience, as well as exposure to other governance structures, and additional financial and risk management experience. His notable community service, including as Board President of the Academy Prep Center of Tampa, Inc., a full scholarship, private college preparatory middle school for low-income children, and Director of Florida West Coast Public Broadcasting, Inc. (WEDU), is important to a business such as ours which values involvement in the communities we serve.

Information about the Board and its Committees

Board Meetings and Attendance

The Board of Directors held eight meetings in 2012. All directors attended at least 75% of the meetings of the Board and committees on which they served. Our policy is for directors to attend our Annual Meeting of Shareholders; in 2012, all of the directors attended that meeting. In 2012, the non-management directors met in executive session at least quarterly, and the independent directors met in executive session at least once. The presiding director for the executive sessions is elected by the independent directors.

Committees of the Board

The Board has standing Audit, Compensation, Finance, and Governance and Nominating Committees. The Audit, Compensation and Governance and Nominating Committees are comprised exclusively of independent directors as defined by the listing standards of the New York Stock Exchange. The current membership of each Committee and other descriptive information is summarized below.

Director	Audit Committee	Compensation Committee	Finance Committee	Governance and Nominating Committee

DuBose Ausley [1]	—	—	X	—

James L. Ferman, Jr.	—	X	—	Chair

Evelyn V. Follit	X	—	—	—

Sherrill W. Hudson	—	—	X	—

Joseph P. Lacher	Chair	—	—	X

Loretta A. Penn	—	X	—	X

John B. Ramil	—	—	X	—

Tom L. Rankin	X	—	Chair	—

William D. Rockford	—	X	X	—

Paul L. Whiting	X	Chair	—	—

(1)	Mr. Ausley is retiring from the Board effective as of the date of the annual meeting.

The Audit Committee met five times in 2012. Its members are Ms. Follit and Messrs. Lacher (Chair), Rankin and Whiting. The Board of Directors has determined that Messrs. Lacher, Rankin and Whiting are audit committee financial experts as that term has been defined by the Securities and Exchange Commission, and that all of the members are independent as defined by the listing standards of the New York Stock Exchange. Additional information about the Audit Committee is included in the Audit Committee Report on page 29.

The Compensation Committee, met five times in 2012. Its members are Ms. Penn and Messrs. Ferman, Rockford and Whiting (Chair), all of whom are independent directors. Its primary responsibilities are to:

•	review and approve the goals and objectives relevant to CEO compensation;
•	evaluate the CEO’s performance in light of those goals and objectives;
•	determine and approve the CEO’s compensation level based on this evaluation;
•	make recommendations to the Board with respect to the compensation of other executive officers, incentive compensation plans and equity-based plans;
•	review and discuss the Compensation Discussion and Analysis in the company’s proxy statement with management;
•	administer and make awards under the company’s equity incentive plan; and
•	make recommendations on any proposed executive employment, severance or change-in-control agreements.

The Compensation Committee carries out these responsibilities by (a) evaluating the executive officers’ performance annually, (b) reviewing peer group compensation as compared to the compensation of the company’s executive officers and tally sheet information showing the total compensation for each executive officer, (c) reviewing and discussing information regarding the company’s business plans and (d) then recommending (or approving, in the case of the CEO) salaries and annual incentive goals and target incentive awards based on the Committee’s review and evaluation of this information. The Committee also reviews the company’s performance and the level of achievement of the annual incentive goals, and it recommends (or approves, in the case of the CEO) the level of payment for the annual incentive awards based on this review of company and individual performance. The Committee also reviews information with respect to equity incentive awards, such as market data, and makes such awards (or recommends such awards, with respect to non-employee directors). The Committee also meets to consider other compensation-related issues, such as the design of the equity incentive plan and awards made under that plan, the director compensation program and external developments related to executive compensation, such as new or pending laws or regulations. Decisions made with respect to executive compensation for 2012 are discussed in detail under “Compensation Discussion and Analysis” beginning on page 11.

The Compensation Committee has exclusive authority to retain and terminate any compensation consulting firm to assist in the evaluation of director or executive officer compensation and to approve the consulting firm’s fees and other retention terms. The Committee has engaged Steven Hall & Partners (“SH&P”) as its independent compensation consultant to help the Committee identify market trends in executive compensation, provide market data to help the Committee determine appropriate compensation levels and components, and aid the Committee in its overall assessment of the executive compensation program, taking that data and information into account. Representatives of SH&P attend Committee meetings at the invitation of the Committee Chairman, and are also in contact directly with him from time to time. They provide the Committee with significant assistance and advice in the review of the company’s salary structure, annual and equity incentive awards, and other related executive pay issues. In addition, they provide expertise regarding marketplace trends and best practices relating to competitive pay levels. SH&P did not provide any other services to the company in 2012 other than its services as the Committee’s independent compensation consultant, and SH&P did not receive any fees or compensation from the company other than the fees it received as the Committee’s independent compensation consultant. The Committee confirmed that SH&P’s work for the Committee did not raise any conflicts of interest.

Management (primarily the CEO and Chief Human Resources Officer) provides the Compensation Committee with information and its ideas and input regarding compensation decisions, discusses this information and the recommendations of SH&P in detail with the Committee, and answers questions. To carry out this role, with the Committee Chairman’s knowledge and approval, management may interface directly with the Committee’s executive compensation consultant to give its input on the design of compensation programs and policies, and the development of compensation recommendations. The Committee’s charter allows the Committee to form and delegate authority to subcommittees, and the equity incentive plan allows the Committee to delegate to one or more executive officers of the company the power to make equity incentive awards to employees (other than executive officers). The Committee has delegated authority to management to make small restricted stock grants to non-executive officers and key employees and to allow previously granted options to be exercised for their full term and time-vested restricted stock to vest following the termination of employment by certain employees. Management provides a report to the Committee when it exercises this delegated authority.

The Finance Committee met three times in 2012. Its members are Messrs. Ausley, Hudson, Ramil, Rankin (Chair) and Rockford. (Mr. Ausley is retiring from the Board effective as of the date of the 2013 Annual Meeting.) The Finance Committee assists the Board in formulating our financial policies and evaluating our significant investments and other financial commitments. The Committee’s charter also grants it authority to review and make recommendations to the Board with respect to strategic financial policies of the company, including those relating to debt ratings, debt/equity ratios, dividends, debt and equity limits, securities issuances or repurchases, policies relating to the use of derivatives, and proposed acquisitions, divestitures or investments by the company or its subsidiaries that require Board approval. The Committee has authority pursuant to its charter to approve certain transactions on behalf of the Board.

The Governance and Nominating Committee met twice in 2012. Its members are Ms. Penn and Messrs. Ferman (Chair) and Lacher, all of whom are independent directors. The Committee assists the Board with respect to corporate governance matters, including the composition and functioning of the Board. The Committee has the responsibilities set forth in its charter with respect to:

•	identifying individuals qualified to become members of the Board;
•	recommending to the Board when new members should be added to the Board;
•	recommending to the Board individuals to fill vacancies and nominees for the next annual meeting of shareholders;
•	reviewing and making recommendations with respect to Board and Committee leadership and structure;
•	periodically developing and recommending to the Board updates to the Corporate Governance Guidelines;
•	overseeing the annual evaluation of the Board and its committees;
•	assisting the Board in planning for succession to the position of Chief Executive Officer, as well as other senior management positions;
•	recommending to the Board the policy for Board compensation;
•	reviewing environmental issues and other significant corporate responsibility issues for the Board; and
•

generally advising the Board on governance matters and practices, including with respect to the structure and conduct of board meetings, and shareholder proposals and amendments to organizational documents that relate to governance or corporate responsibility issues.

The Governance and Nominating Committee’s process for evaluating nominees for director, including nominees recommended by shareholders, is to consider an individual’s character and professional ethics, judgment, business and financial experience, expertise and acumen, familiarity with issues affecting business, and other relevant criteria, including the diversity, age, skills and experience of the Board of Directors as a whole. The Committee considers racial, ethnic, gender and geographic diversity, as well as diversity of experience, expertise and skills, as relevant characteristics when reviewing and recommending director nominees. As part of the Board’s annual evaluation process, members are asked to assess whether outside directors represent a sufficiently wide range of talents, expertise, and occupational and personal backgrounds. The Governance and Nominating Committee considers suggestions from many sources, including shareholders, regarding possible candidates for director, and it has sole authority to retain a search firm to identify potential director candidates and assist in their evaluation. The Governance and Nominating Committee reviews the qualifications and backgrounds of candidates, as well as the overall composition of the Board (including its diversity, as described above), and recommends to the Board the slate of candidates to be nominated for election at the annual meeting of shareholders and the composition of the Board’s committees. Shareholder recommendations for nominees for membership on the Board are given due consideration by the Committee for recommendation to the Board based on the nominee’s qualifications in the same manner as all other candidates. Shareholder nominee recommendations should be submitted in writing to the Chairman of the Governance and Nominating Committee in care of the Corporate Secretary, TECO Energy, Inc., P.O. Box 111, Tampa, Florida 33601.

Committee Charters and Other Corporate Governance Documents

The Charters of each Committee, the Corporate Governance Guidelines, and the Code of Ethics and Business Conduct applicable to all directors, officers and employees are available in the Corporate Governance section of the Investor Relations page of our website, www.tecoenergy.com, and will be sent to any shareholder who requests them from the Director of Investor Relations, TECO Energy, Inc., P.O. Box 111, Tampa, Florida 33601. Our Corporate Sustainability Report is also available on the Investors page of our website.

Board Leadership Structure and Risk Oversight

TECO Energy currently operates under a leadership structure in which the positions of Chief Executive Officer and Chairman of the Board have been separated, such that each position is held by a different person. In August 2010, Sherrill Hudson, who was previously our CEO and Chairman, was named Executive Chairman of the Board, and John Ramil, who was previously our President and Chief Operating Officer, was named President and Chief Executive Officer. Mr. Hudson’s term as Executive Chairman of the Board ended on December 31, 2012, and the Board designated Mr. Hudson to serve as non-executive Chairman effective as of that date. Our Board is comprised of Messrs. Hudson and Ramil and eight other directors (including Mr. Ausley, who is retiring as of the date of the annual meeting), seven of whom are independent directors. The independent directors elect a presiding director who is responsible for establishing the agenda for and scheduling of executive sessions, and approving meeting agendas and information sent to the Board for regularly scheduled meetings. The presiding director is also available to discuss concerns of any Board member or senior executive and to supplement the direct lines of communication between the Chairman and the independent directors by serving as a liaison, as necessary. Our current presiding director is Mr. Lacher, who will serve in this capacity until our 2013 Annual Meeting of Shareholders; Mr. Whiting has been elected to serve as presiding director at that time.

As discussed above, we have four standing Board committees, three of which are comprised entirely of independent directors, and all of which are chaired by an independent director. All Board members, through the presiding director and committee chairs, have input into the meeting agendas and the other important responsibilities discussed above. While we believe this structure is currently the most effective for our company, the Board has no mandatory policy with respect to the separation of the offices of Chairman and the Chief Executive Officer.

The Board of Directors, both as a whole and through its Committees, is responsible for the oversight of the company’s risk management processes. At least annually, the Board reviews and discusses with management information regarding the company’s enterprise-wide risk assessment process. This review includes information on how the assessment was conducted, the most significant strategic, operational, financial, and compliance risks that were identified through the assessment, the potential exposures of those risks, and how they are being mitigated. The Board’s oversight of risk management is supplemented by the work of its Committees, which oversee risk management in each of their areas of responsibility. The Audit Committee assists the Board in overseeing the company’s policies and procedures for risk assessment and risk management by reviewing and discussing with management annually the company’s enterprise-wide risk assessment and risk management policies, focusing on the company’s major financial, accounting, and compliance risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee also reviews quarterly reports regarding compliance and legal matters and receives reports periodically on specific risk areas identified through the risk assessment. The Finance Committee considers risks with respect to the company’s capital structure generally and risks involved with specific financing activities or projects, the Compensation Committee reviews our executive compensation program to ensure it does not encourage excessive risk taking, and the Governance and Nominating Committee oversees risks related to succession planning, environmental and other significant corporate responsibility issues and other corporate governance-related matters. The chair of each committee reports to the Board regarding its respective risk management oversight activities.

We believe that our Board leadership structure is effective for the company and promotes effective oversight of the company’s risk management by providing balanced leadership through the separated Chairman and CEO positions, and by having strong independent leaders on the Board, all of whom are fully engaged and provide significant input in Board deliberations and decisions.

Director Resignation Policy

Under our bylaws, a majority vote of shareholders is required to elect each of the nominees named above, meaning the number of votes cast in favor of the nominee must exceed the number of votes cast against that nominee’s election. Under the director resignation policy adopted by the Board as part of our Corporate Governance Guidelines, each director nominee has submitted an advance, contingent, irrevocable resignation that the Board may accept if the shareholders do not elect the director. In that situation, our Governance and Nominating Committee would make a recommendation to the Board about whether to accept or reject the resignation. The Board would act on the Governance and Nominating Committee’s recommendation and publicly disclose its decision regarding the resignation within 90 days from the date that the election results were certified. In the event of a contested director election (where there are more director nominees than positions to be filled on the Board), our bylaws provide that directors are to be elected by a plurality of the votes cast, instead of a majority.

Director Independence

The Board has determined that all of the directors except Messrs. Ausley, Hudson and Ramil meet the independence standards of the New York Stock Exchange and those set forth in our Corporate Governance Guidelines. The Board annually reviews business and charitable relationships of directors in order to make a determination as to the independence of each director. Only those directors who the Board affirmatively determines have no relationship with us that would impair their independent judgment are considered independent directors. After performing such a review, the Board determined that (i) Mss. Penn and Follit and Messrs. Rankin and Rockford have no relationships with us and (ii) Messrs. Ferman, Lacher and Whiting only have relationships with us of the type that the Board has determined to be categorically immaterial (as defined below), and these relationships were therefore not considered by the Board as relationships that would affect their independence. In 2012, we made charitable contributions in amounts below $100,000 to organizations of which Messrs. Ferman, Lacher and Whiting are trustees.

Our Corporate Governance Guidelines adopted by the Board define the following types of relationships as being categorically immaterial:

1.	If a director is an employee, or if the immediate family member of the director is an executive officer, of another company that does business with us and the annual sales to, or purchases from, us are less than the greater of $1 million or 1% of the consolidated annual gross revenues of the company for which he or she serves as an executive officer or employee;

2.	If a director is an executive officer of another company which is indebted to us, or to which we are indebted, and the total amount of either company’s indebtedness to the other is less than 1% of the total consolidated assets of the company for which he or she serves as an executive officer; and

3.	If a director is an executive officer, director or trustee of a charitable organization and our discretionary annual charitable contributions to the organization do not exceed the greater of $1 million or 1% of that organization’s total annual charitable receipts.

Category 3 above recognizes the Board’s view that its members should not avoid volunteering as directors or trustees of charitable organizations and that we should not cease ordinary course contributions to organizations for which a director has volunteered.

In addition to defining categorically immaterial relationships, the Board has also adopted the following guidelines to assist it in making the determination of whether a relationship with a Board member is material or immaterial:

1.	A director shall not be independent if, within the preceding three years: (i) the director was employed by us; (ii) an immediate family member of the director was employed by us as an executive officer; (iii) the director or an immediate family member of the director received more than $120,000 in direct compensation from us, other than director fees, pension, or other deferred compensation for prior service in any 12-month period; or (iv) one of our executive officers was on the compensation committee of a company which during that same time period employed the director, or which employed an immediate family member of the director, as an executive officer.

2.

A director shall not be independent if (i) the director is a current employee or partner of our independent or internal auditor; (ii) an immediate family member of the director is a current partner of our independent or internal auditor, or is a current employee who personally works on our audit; or (iii) the director or an immediate family member was a partner or an employee of the independent auditor and personally worked on our audit within the last three years.

For relationships the character of which are not included in the categories in paragraphs 1 or 2 above or do not meet the categorically immaterial standards described above, the determination of whether the relationship is material or not and, therefore, whether the director would be independent or not, shall be made by the directors who satisfy these independence guidelines.

Certain Relationships and Related Person Transactions

Our Board has adopted a written policy regarding the review, approval or ratification of related person transactions. A related person transaction for the purposes of the policy is a transaction between the company and one of our directors, executive officers or 5% shareholders, or a member of one of these person’s immediate family, in which such person has a direct or indirect material interest and involves more than $120,000. Under this policy, related person transactions are prohibited unless the Audit Committee has determined in advance that the transaction is fair and reasonable to the company. The policy contains procedures that require the Audit Committee receive the following information regarding the transaction and consider the following factors before deciding whether to approve a proposed transaction:

•	information regarding the parties involved in the transaction and their relationship to the company,
•	a complete description of the material terms of the transaction, including economic and non-economic features,
•	the direct and indirect interests present in the proposed transaction,
•	the relationships present in the proposed transaction, and
•	the conflicts or potential conflicts present in the proposed transaction.

After receiving such information and considering the above factors, the policy calls for the Committee to determine, in its judgment, whether the transaction is fair and reasonable to the company, and whether or not such transaction should be approved on such basis. In the event the company enters into such a transaction without Audit Committee approval, the Audit Committee must promptly review its terms and may ratify the transaction if it determines it is fair and reasonable to the company and any failure to comply with the pre-approval policy was not due to fraud or deceit.

TECO Energy paid legal fees of $1,316,435 for 2012 to Ausley & McMullen, P.A., of which Mr. Ausley is an employee. This firm, which has unique expertise in Florida regulatory and legislative matters related to the utility industry, had already been providing the company legal services when Mr. Ausley became a director. The terms of these services were comparable to what could be obtained from an unrelated third party, and the services were approved by the Audit Committee pursuant to the policy described above. Mr. Ausley does not perform any legal services for the company and does not receive any compensation related to these services.

Communications with the Board

The Board provides a process by which shareholders and interested parties may communicate with its members, which is described in the Corporate Governance section of the Investor Relations page of our website, www.tecoenergy.com. Any shareholder or interested party wishing to contact our Board, the non-management directors as a group or any of the non-management directors separately, including the presiding director, may do so by mail at P.O. Box 1648, Tampa, Florida 33601, or by e-mail through the Corporate Governance section of the Investor Relations page of our website, www.tecoenergy.com. Each such communication should state the full name of the shareholder and, if the shareholder is not a record holder of TECO stock, should be accompanied by appropriate evidence of stock ownership, such as an account statement showing ownership of TECO stock. If the communication is from an interested party who is not a shareholder, the communication should state the nature of the party’s interest in the company.

Compensation of Directors

In 2012, non-management directors were paid the following compensation:

•	an annual retainer of $50,000;
•	attendance fees of $750 for each TECO Energy Board meeting;
•	attendance fees of $750 for each Tampa Electric Company Board meeting;
•	attendance fees of $1,500 for each meeting of a committee of the Board on which they serve;

•	an additional annual retainer of $10,000 for the Chair of the Audit Committee, and an additional annual retainer of $7,500 for each other Committee Chair; and
•	an annual grant of 3,000 shares of restricted stock vesting on the anniversary date of the grant, which is prorated for directors who join after the annual grant date.

Directors may elect to receive all or a portion of their compensation in the form of common stock. Directors may also elect to defer any of their cash compensation with a return calculated at either 1% above the prime rate or a rate equal to the total return on our common stock. We pay for or reimburse directors for their meeting-related expenses and expenses associated with their duties as our directors, such as attending educational conferences.

Pursuant to our share ownership guideline, non-management directors are required to own within five years of their election an amount of common stock with a value of five times their annual retainer. The Compensation Committee reviewed share ownership as of December 31, 2012 and determined that all non-management directors were in compliance with the guideline. Directors are included in the company’s policy that prohibits engaging in hedging transactions with respect to our stock.

Non-management directors are eligible to participate in the Director Matching Contributions Program, pursuant to which contributions by non-management directors to eligible non-profit organizations are matched dollar-for-dollar by the company, in an amount not to exceed $10,000 per calendar year for each such director. Matching contributions made under this program are reported in the “All Other Compensation” column of the Director Compensation table below.

The purpose of our director compensation program is to allow us to continue to attract and retain qualified Board members, tie a portion of their compensation to our long-term success, and recognize the significant commitment required of our directors. The 2012 director compensation program was based on the Compensation Committee’s recommendations to the Board after reviewing information provided by its compensation consultant that compared the total compensation provided to our directors to total director compensation provided by the same peer group of companies used for executive compensation analysis, listed on page 15.

The following table gives information regarding the compensation we provided to the non-management directors in 2012:

Director Compensation for the 2012 Fiscal Year

Name	Fees Earned or Paid in Cash ($) [1]		Stock Awards ($) [2]	Option Awards ($) [3]	All Other Compensation [4]	Total ($)
DuBose Ausley	65,750		53,940	0	10,000	129,690
James L. Ferman, Jr.	77,750		53,940	0	10,000	141,690
Evelyn V. Follit	63,083		67,477	0	0	130,560
Joseph P. Lacher	81,750	[5]	53,940	0	10,000	145,690
Loretta A. Penn	71,750		53,940	0	0	125,690
Tom L. Rankin	77,750		53,940	0	0	131,690
William D. Rockford	71,750		53,940	0	0	125,690
Paul L. Whiting	83,750	[6]	53,940	0	10,000	147,690

(1)	Includes amounts that may be deferred or paid in stock, at the election of the director.
(2)	This column includes the aggregate grant date fair value for the stock awards made to the directors in 2012, computed in accordance with FASB ASC Topic 718. See Note 9, Common Stock, to the TECO Energy Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of the assumptions made in valuations of stock awards. On May 2, 2012, each director who was continuing service after that date received 3,000 shares of restricted stock, which vest on May 2, 2013. As of December 31, 2012, each director had 4,000 shares of restricted stock outstanding, except Ms. Follit who had 3,000 shares of restricted stock outstanding. Holders of time-vested restricted stock receive the same dividends as holders of other shares of our common stock.
(3)	As of December 31, 2012, Messrs. Ausley, Ferman, and Rankin each had option awards outstanding as to 7,500 shares, Ms. Penn had option awards outstanding as to 10,000 shares, and the remaining directors had no option awards outstanding. Stock options have not been issued to non-management directors since 2005.
(4)	All amounts under All Other Compensation are for matching contributions made under the Director Matching Contributions Program described above.
(5)	Includes $40,875 paid in the form of shares of common stock at Mr. Lacher’s election (2,334 shares).
(6)	All fees were paid in the form of shares of common stock at Mr. Whiting’s election (4,779 shares).

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis set forth below with management and, based on this review and discussion, has recommended to the Board that it be included in this proxy statement.

By the Compensation Committee:

Paul L. Whiting (Chairman)

James L. Ferman, Jr.

Loretta A. Penn

William D. Rockford

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (or “CD&A”) explains how we use different elements of compensation to achieve the goals of our executive compensation program and how we determine the amounts of each component to pay.

The term “named executive officers” as used throughout this CD&A refers to the following executive officers named in the Summary Compensation Table on page 22:

•	John B. Ramil, President and Chief Executive Officer
•	Gordon L. Gillette, President, Tampa Electric Company
•	Sandra W. Callahan, Senior Vice President – Finance and Accounting and Chief Financial Officer
•	Clinton E. Childress, Formerly Senior Vice President – Corporate Services and Chief Human Resources Officer
•	Charles A. Attal, Senior Vice President – General Counsel and Chief Legal Officer

The Compensation Committee makes decisions with respect to CEO compensation and equity-based incentives, after consultation with the Board. The Board makes all other executive compensation decisions after hearing the recommendations of the Compensation Committee. Therefore, in all cases where we refer to the Committee’s actions (except with respect to CEO compensation or equity-based incentives), such actions are carried out through Board approval, upon the recommendation of the Compensation Committee.

Executive Summary

Pay for Performance

Our executive compensation program ties a significant portion of executive pay directly to company performance in order to link the interests of our executives to the long-term interests of our shareholders.

➢	Over 80% of our CEO’s compensation and, on average, over two-thirds of the other named executive officers’ compensation, is at risk and variable depending on corporate and individual performance
➢	70% of long-term incentive awards are tied to relative total shareholder return
➢	80% of annual incentive plan awards are based on the achievement of challenging corporate financial goals
➢	No annual incentive awards are paid unless a threshold level of income is achieved

We set well-defined, challenging goals for the annual incentive program and performance-based long-term incentives.

➢	Annual incentive goals are tied to business plans in order to provide incentives to management to create value consistent with the company’s business strategy
➢	Long-term incentive goals are tied to total shareholder return relative to other companies in the industry to link executives’ interests with the long-term interests of shareholders

We continually evaluate and update the executive compensation program.

➢

Our Compensation Committee and the Board monitor the program to ensure that best practices are being considered and that the program is operating as intended, while maintaining consistency within the key elements of compensation

Impact of 2012 Company Performance on Pay

Linking pay with performance means that there is the opportunity to receive more compensation in years with above-target company and individual performance, and vice versa. In 2012, management produced strong results despite unfavorable weather throughout the year impacting sales for the Florida utilities and the changing market conditions impacting the coal company described below. Management also executed significant transactions and other actions that better position the company for the future, such as the completion of the sales of its Guatemalan subsidiaries, allowing the company to sharpen its focus on its regulated utilities, and the Florida Public Service Commission approval of the need for generation expansion at Tampa Electric’s Polk Power Station. Based on such results, 2012 annual incentive awards were paid to the named executive officers at near target levels (see page 18 for more information regarding the financial results and annual incentive payout amounts for 2012). Please see our Annual Report on Form 10-K for the year ended December 31, 2012 for additional information regarding the company’s 2012 financial results.

Impact of Relative Stock Performance on Realized Pay

Our relative total shareholder return for the three-year period ended March 31, 2012 was at the 66th percentile of the companies in the Dow Jones Electricity and Multiutility Groups (described on page 34) resulting in a payout of 121% for the performance shares that vested in 2012. While shareholder return was strong compared to utilities over this three-year period, the company’s stock underperformed the utility industry over the past year. This was mainly attributable to the negative effect of the significantly weaker coal markets on the company’s coal production subsidiary, which over the years has grown to be a significant source of income for the company. While the company took actions at its coal subsidiary to respond to these conditions, such as reducing production levels and personnel as part of its efforts to focus on margins rather than volumes, and, as illustrated by the graph below, the company’s stock significantly outperformed the coal industry, the poor coal industry conditions still had a substantial impact on the company’s stock during 2012.

While management took actions to mitigate the impact of the weakening coal industry on our operations and results, and produced strong results at the utilities despite challenging conditions, we understand that our shareholders are negatively impacted when our stock price underperforms the utility industry. In light of this, seventy percent of the long-term incentive awards granted to named executive officers, which make up a significant portion of our executives’ total compensation opportunity, is performance-based restricted stock that is dependent on our total shareholder return compared to companies in our industry. Based on our total shareholder return compared to peer companies as of December 31, 2012, all of the performance-based restricted stock granted in 2010, 2011, and 2012 would be forfeited, resulting in realizable compensation for those grants of $0 as of that date.

Governance and Risk-Mitigating Factors

Our Compensation Committee and the Board are committed to maintaining corporate governance protections as part of the executive compensation program, which further strengthen the tie between executive compensation and company performance.

➢	We have an incentive compensation recovery policy (“claw-back” policy), which applies to all officers in the event of any financial restatement (described in more detail on page 13).
➢

We have a policy prohibiting all executive officers from engaging in hedging transactions with respect to our stock, we have strong stock ownership guidelines (these policies are described in more detail below) and, as shown in the Stock Ownership Table on page 32, there are no company shares pledged by any of these officers.

➢

All restricted stock awards have “double-trigger” vesting, meaning that in the event of a change-in-control, vesting of shares is accelerated only if the grantee is also terminated without cause or terminates employment with good reason.

➢	Payouts under the annual incentive award plan are capped at 150% of the target amount.
➢

Payouts under the annual incentive award plan are based on both financial goals and individual business plan goals, and payouts under the performance share awards are based on relative performance goals. This mix of goals ensures that multiple aspects of business success are considered in determining compensation.

➢

We annually review the compensation program in light of key business risks to ensure that the program provides appropriate incentives, does not encourage executives to take excessive business risks, and contains risk-mitigating elements.

Competitive Pay Program

We provide compensation that is competitive and reasonable in order to attract and retain the talent needed to successfully manage and build our businesses.

➢

Total compensation is targeted at the 50th percentile of companies of similar size in our industry, which allows compensation to remain competitive for the executives and cost-effective for the company.

➢

While compensation is targeted at the 50th percentile, the Committee uses its discretion in applying market data to take into account individual performance, responsibilities and experience levels. For example, compensation is sometimes set below the 50th percentile when executives are promoted to a new position to allow them to grow into their new role; conversely, executives could be paid above the 50th percentile when they have demonstrated a successful track record in a position for a significant period of time.

Other Notable Policies and Practices

➢	We have Stock Ownership Guidelines of five times base salary for the CEO and three times base salary for other executive officers.

Effective January 2013, the guidelines require that officers hold at least 50% of net, after-tax shares obtained through the vesting or exercise of long-term incentive awards until the share ownership guidelines are met. In addition, the Committee strengthened the guidelines by providing that unvested performance shares are not included in the total shares owned for purposes of the guidelines. The Committee reviews share ownership on an annual basis to ensure continued compliance with these guidelines and determined that, as of December 31, 2012, all executive officers were in compliance.

➢

Our Claw-Back Policy applies to all officers in the event of any financial restatement if a lower payment would have been made to the officer based upon the restated financial results, regardless of the cause of the restatement (whether or not due to fraud or the fault of the officer).

The claw-back policy applies to annual incentive awards in the case of any financial restatements, and to proceeds from stock and option sales if an officer engaged in an act of embezzlement, fraud or breach of fiduciary duty that contributed to the need to restate the company’s financials. The full text of the policy is included in the company’s Corporate Governance Guidelines available in the Corporate Governance section of the Investor Relations page of our website, www.tecoenergy.com.

➢	Our Hedging Policy prohibits officers and directors from entering into hedging transactions with respect to our stock.

The policy prohibits hedging transactions such as zero-cost collars and forward sale contracts, which would allow the person to continue to own the covered securities, but without the full risks and rewards of ownership, potentially causing that person’s objectives to diverge from our other shareholders.

➢	Dividends are not paid on unvested performance shares, unless and until such shares vest
➢	We do not have employment agreements with our officers
➢	We do not provide extra pension service credits to executives
➢	We do not provide tax gross-ups on any benefits or perquisites, and our Compensation Committee determined not to provide any new excise tax gross-ups
➢	We do not have any corporate aircraft, therefore personal travel on corporate aircraft is not an issue for us
➢	We provide minimal perquisites; in 2012, perquisites or personal benefits or payments not available to all employees were less than $10,000 for each named executive officer
➢	The Compensation Committee has an independent compensation consultant, Steven Hall & Partners (“SH&P”), that performs no other services for the company

Elements of Compensation

The table below shows the elements of our executive compensation program and briefly describes the purpose of each element.

Base Salary

Fixed amount of compensation targeted at the median of the marketplace in order to provide a competitive amount of fixed annual compensation. Permits us to continue to attract and retain highly qualified executives, and also provides stability for the executives, which allows them to stay focused on business issues.

Performance review determines merit based increases.

Annual Incentive Awards	Annual cash incentive award based on the achievement of quantitative corporate financial goals (80%) and qualitative individual business plan goals (20%). Intended to encourage actions by the executives that contribute to our operating and financial results and to achieve other goals that the Board has recognized as important for the success of our businesses.
Long-Term Incentive Awards	Restricted stock: 70% performance shares; 30% time-vested shares. Designed to create a mutuality of interest with shareholders by motivating the executive officers and key personnel to manage the company’s business so that the shareholders’ investment will grow in value over time.
- Performance-Based Restricted Stock (referred to throughout as “performance shares”)

Vests after three years based on total shareholder return compared to other companies in our industry. These awards will be forfeited if our performance is in the bottom quartile of our peers or upon voluntary departure from the company or termination with cause within this period.

Directly ties a portion of compensation to a long-term performance measure relative to other companies in our industry, and aids in the retention of our executives.

- Time-Vested Restricted Stock	Vests after three years if still employed at the company. The ultimate value is dependent on our stock price, which aligns the executives’ interest in stock value appreciation with our shareholders’, and the three-year vesting period aids in the retention of our executives.
Pension Plan	Tax-qualified defined benefit pension plan available to all of our employees, which aids in attracting and retaining highly qualified employees.
Supplemental Retirement Plan	Supplements retirement benefits not available under the tax-qualified plan, which further strengthens the retention component of the pension plan by providing a meaningful incentive to stay with the company to retirement.
Change-in-Control Agreements	Provide severance payments if there is a change in control and executive is terminated without cause or terminates employment with good reason (“double-trigger”). These protections help to ensure retention and focus during times when the company could be acquired and executives could lose their jobs.

Proportion of Performance-Based Pay

Our compensation program is structured so that a significant portion of each named executive officer’s direct compensation is variable and at risk dependent on performance, and as a result, the value of pay opportunities is variable and may ultimately not be delivered. The charts below show the amounts of compensation tied to company performance relative to other elements of direct compensation in 2012, based on target values of each element. The white area on the charts (base salary) is fixed compensation, while the remaining components of compensation are annual and long-term incentive awards, which have variable values and are at-risk, dependent upon the financial performance of the company, its stock price and the individual performance of the officers.

Mr. Ramil’s 2012 base salary was well below the median salary of the pay peer group described below, while his total compensation was closer to (but still below) the median of that group, meaning that, compared to peer companies, a greater proportion of his compensation is at-risk, based on performance.

Pay Peer Group

The Compensation Committee reviews market data provided by its independent compensation consultant to help establish executive compensation levels, in order to provide compensation packages competitive with those of our industry peers. This market data includes compensation data and pay practices from both the company’s peer group identified below and broader compensation survey data. For 2012, the market data that the Compensation Committee reviewed included publicly disclosed compensation data from the following peer group (the “Pay Peer Group”), which was comprised of publicly-traded electric or electric and gas utility companies with revenues ranging between one-half and two-times the company’s revenues:

Alliant Energy Corp.	Great Plains Energy Inc.	OGE Energy Corp.	Portland General Electric Co.
CMS Energy Corp.	Hawaiian Electric Industries Inc.	Pinnacle West Capital Corp.	SCANA Corp.
DPL Inc.	NV Energy Inc.	PNM Resources, Inc.	Westar Energy, Inc.
Wisconsin Energy Corp.

Performance Share Peer Group

We use a pre-established industry index to determine our relative performance for determining the payout of the performance shares granted as a part of our long-term incentive awards. The payout of those awards is based on our total shareholder return compared to the companies listed in the Dow Jones Conventional Electricity and Multiutility subsectors of its Utilities index, referred to throughout this proxy statement as the Dow Jones Electricity and Multiutility Groups, which companies are listed on Appendix A to this proxy statement.

Compensation Review Process

After reviewing market data from its independent compensation consultant and other information described below, management developed total 2012 targeted compensation recommendations for each executive officer (other than for the CEO, for whom management did not provide a recommendation), which were then submitted to the Committee for approval. These recommendations were based on a review and assessment of the following:

➢	Proxy data from the companies in our Pay Peer Group
➢	Survey data
➢	Factors previously identified by the Committee, such as individual performance, time in position, scope of responsibility and experience

Total compensation for each named executive officer is generally targeted at the median of the market data for similar positions, while also taking into consideration the factors noted above. How market data is used in determining levels of compensation is discussed in more detail with respect to each element of compensation below.

For each executive officer, the Compensation Committee annually reviews a tally sheet, which shows each element of compensation discussed above, the total compensation paid to each executive officer for the past three years, and percentage changes year over year with respect to each element. The tally sheets also show the value of each executive officer’s total equity holdings, for both vested and unvested or restricted holdings, and the amounts that would be payable to each executive officer in the event of voluntary termination, termination for cause, termination without cause, and termination in connection with a change in control of the company. This information provides the Committee with a clear picture of (i) how its decisions with respect to one element of compensation affect the total compensation package, (ii) how current compensation relates to compensation in previous years, and (iii) the total amount executive officers would receive, including the value of equity awards, under various termination scenarios. The Committee also reviews the total value of each executive officer’s proposed salary, target bonus and grant date value of equity awards for the year compared to the median total compensation of individuals in similar positions as described above. Reviewing this information allows the Committee to make an overall assessment of the reasonableness of the total compensation that the company is providing to its executive officers.

As part of this review, the Committee also considers internal pay equity, both in terms of the total compensation of each executive officer as compared to the CEO, and within the officer group as compared to each other, considering individual responsibilities and experience levels. The Committee believes the executive compensation program should be internally consistent and equitable in order for it to achieve the objectives as outlined in the “Executive Summary” of this CD&A.

At the 2012 annual meeting of stockholders, shareholders were asked to cast an advisory vote on the compensation of our named executive officers as disclosed in the proxy statement for the 2012 annual meeting, and our shareholders overwhelmingly approved the proposal, with 94% of the votes cast in favor. The Committee reviewed the vote results, and in keeping with its commitment to continually evaluate and update the executive compensation program to ensure that best practices are being considered and that it is operating as intended, made some minor modifications to the program, such as strengthening the stock ownership guidelines, as described on page 13.

Discussion and Analysis of Each Element of Compensation

Base Salary

The Compensation Committee considers potential adjustments to each named executive officer’s base salary on an annual basis. This process begins with setting a salary range for each officer grade based on market data for executives in similar positions from compensation and benefits survey data developed by national compensation consulting firms. After setting the salary ranges for each grade, the Committee then considers base salary adjustments for the executive officers, taking into account the Committee’s evaluation of each executive officer’s individual performance and responsibilities, and the market data described above, and in particular the median salary for similar positions using that market data. The Committee evaluates individual performance and responsibilities by reviewing a written assessment provided by the executive officer and by the person to whom that executive officer reports. The Committee believes that reviewing salary levels, market data and performance evaluations allows it to consider all appropriate variables, such as individual officer’s responsibilities and experience levels, and to tailor salaries accordingly, while remaining competitive with the marketplace.

In early 2012, the Committee reviewed this information and took into consideration the relevant market data, the company’s financial results from 2011, and the individual considerations described above. For 2012, all of the named executive officer salaries were within +/- 15% of the 50th percentile of the market data. The following table shows salary decisions for 2012 compared to 2011:

Name	2011 Salary ($)	2012 Salary ($)
John B. Ramil	750,000	750,000
Gordon L. Gillette	500,000	525,000
Sandra W. Callahan	410,000	450,000
Clinton E. Childress	334,750	352,800
Charles A. Attal	335,000	355,000

Annual Incentive Awards

Summary

The annual incentive awards paid for 2012 were based on a target award percentage and the level of achievement of the performance goals established for each executive officer at the beginning of 2012, as described below. TECO Energy officers’ goals were based on achievement of TECO Energy financial performance targets, while operating company presidents’ goals were based primarily on the performance of the operating company over which they have direct responsibility, with a smaller percentage tied to overall TECO Energy performance.

Determination of 2012 Target Award Levels

At the beginning of the year, the Compensation Committee set a target award percentage for the CEO and recommended a target award percentage for each of the other officers that they would receive if the performance goals were met. To determine the total annual incentive opportunity for the officer, the target award percentage was multiplied by the officer’s base salary. Target award percentages were selected based on the market data described under “Compensation Review Process” above to provide a fully competitive total cash opportunity in line with the total target compensation amount determined for each executive officer, assuming payout of the annual incentive award at the target level. In setting the target award percentage, the Compensation Committee also considered the portion of compensation “at risk” and whether this portion was reflective of the level of that officer’s accountability for contributing to financial results and the degree of influence that officer has over results and our success compared to other companies in our industry. The annual incentive award target award percentages for the named executive officers for 2012 are shown below.

Name	2012 Annual Incentive Target Award (% of Salary)	2012 Annual Incentive Target Award Amount
John B. Ramil	85%	$637,500
Gordon L. Gillette	65%	$341,250
Sandra W. Callahan	60%	$270,000
Clinton E. Childress	50%	$176,400
Charles A. Attal	55%	$195,250

Determination of 2012 Performance Metrics and Targets

Our annual incentive award plan provides for financial and/or operational effectiveness goals to be set each year for the plan participants. The Board set threshold, target and maximum goals for the income goals and capital expenditure goals as shown in the table below. Threshold performance represents the minimum performance that still warranted incentive recognition for that particular goal (paid at 50% of the target award level), and maximum performance represents the highest level likely to be attained (capped at 150% of the target award level for financial goals). The target income and capital expenditure goals described below were based on the relevant business plan income and capital expenditure targets, and the threshold and maximum goals were set at different percentages of achievement of the business plan, depending on the level of unpredictability of results at each company. These goals are designed to recognize exceptional performance for the year at above the 100% level, while only providing a payout when performance is better than the threshold.

Under the terms of the annual incentive award plan, if TECO Energy’s threshold income goal is not achieved, then no incentive awards are paid to any officer, including the operating company officers.

Below are definitions for each of the goals used for the 2012 Annual Incentive Award Plan:

➢	Income Goals: income from continuing operations before charges and gains, calculated on the same basis as the results we refer to in communications with investors as our “non-GAAP results”
➢

Capital Expenditure Goals: cash outflows for investing activities, which is equal to capital expenditures and disbursements for the year, less allowance for funds used during construction and proceeds from the sale of property and equipment

➢

Individual Business Plan Goals: individual goals for each officer designed to help the company achieve its overall business plan goals (each named executive officer’s individual goals are described on page 18)

The 2012 annual incentive goals are shown below.

	Relative Weightings		2012 Financial Performance Goals (millions)
Performance Measure	TECO Energy Officer %	Tampa Electric Co. President %	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)
TECO Energy Income Goal	60%	15%	$245.6	$291.4	$301.0
TECO Energy Cap Ex Goal	20%	5%	($553.6)	($493.0)-(513.6)	($453.0)
Tampa Electric Co. Income Goal	0%	45%	$221.7	$248.3	$258.0
Tampa Electric Co. Cap Ex Goal	0%	15%	($496.4)	($441.0)-(461.6)	($406.2)
Individual Business Plan Goals	20%	20%	Goals described below; Level of achievement can range from 0% to 200%

To set individual business plan goals, at the beginning of the year, each executive officer worked with the person he or she reported to in order to identify individual goals that would help the company achieve its overall business plan goals. These individual goals were then reviewed by and discussed with the CEO, and then presented to the Compensation Committee for review and recommendation to the Board for approval. The CEO’s individual goals were reviewed by and discussed with the Executive Chairman and then presented to the Compensation Committee for review and approval.

Individual business plan goals for the respective named executive officers are described below:

Description of 2012 Individual Business Plan Goals

John B. Ramil	Leadership of company execution of business plan; financial strategies and financial community communications; governmental affairs and regulatory matters; strategic planning and positioning for growth; corporate values
Gordon L. Gillette	Leadership of utility-related initiatives; growth strategies; customer relations, reliability and safety; leadership team development.
Sandra W. Callahan	Sustainable growth plans and allocation of internal resources; financial community visibility and communications; operating company financial performance and business plan initiatives; capital access and effective management of financial risk; implementing new financial systems; knowledge transfer initiatives
Clinton E. Childress	Supporting growth initiatives; continuous improvement program; corporate services, safety and process improvement goals; customer communications and community activities; implementation of technology improvements; succession planning, individual development and corporate values programs
Charles A. Attal	Cost-effective legal services supporting significant transactions, litigation, and growth strategies; policy strategies; development of legal services group and mentoring to increase legal acumen

Determination of 2012 Annual Incentive Plan Payouts

After the end of the year, the Committee calculated the amount of the annual incentive awards by multiplying levels of goal achievement by the weightings assigned to each goal, and then multiplying the total by the target award, producing the calculated award. The Committee then reviewed the calculated award in light of the participant’s total performance during the year, and considered whether the plan formula would unduly penalize or reward management. In such cases, the Committee has discretion to increase or decrease awards to better meet the plan’s intent of relating rewards to management performance; however in no event can the total payout exceed 150% of the target. The Committee did not make any adjustments to the 2012 awards calculated pursuant to the plan formula other than to take into account the sale of the TECO Guatemala segment, which closed in December 2012 and was accounted for as discontinued operations beginning in the third quarter of 2012. Actual results from this segment were included through September 30, 2012, and budgeted results were included for the fourth quarter; the proceeds from the sale and the book loss were excluded.

2012 Financial Goal Results

Performance Measure	Target (millions)	2012 Results (millions)	Achievement Percentage
TECO Energy Income Goal	$291.4	$265.9	69%
TECO Energy Cap Ex Goal	($493.0)-(513.6)	($486.9)	108%
Tampa Electric Company Income Goal	$248.3	$231.0	65%
Tampa Electric Co. Cap Ex Goal	($441.0)-(461.6)	($441.5)	100%

The level of achievement of the individual business plan goals is a qualitative determination made by the Compensation Committee after reviewing a performance evaluation of each executive officer with respect to each specific goal, which are first reviewed by the CEO and then presented to the Compensation Committee for its evaluation. The Committee recommends individual performance achievement percentages for Board approval for the named executive officers after this evaluation. Individual performance for the CEO is based on the Compensation Committee’s qualitative assessment of his performance, which it makes after reviewing the recommendation of the Chairman. Based on these assessments, the 2012 individual business plan goal achievement percentages were as follows: John Ramil: 180%, Gordon Gillette: 180%, Sandra Callahan: 185%, Clinton Childress: 175%, and Charles Attal: 170%.

The 2012 awards to the executive officers under the annual incentive program, which are shown in the table below, were based on the achievement of the corporate financial goals and the individual business plan goals described above. The total amounts awarded under the 2012 annual incentive program are also shown under the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table on page 22.

2012 Annual Incentive Award Payouts

Name	2012 Annual Incentive Target Award Amount	2012 Annual Incentive Award Paid	2012 Award as Percentage of Target Award
John B. Ramil	$637,500	$631,074	99%
Gordon L. Gillette	$341,250	$327,777	96%
Sandra W. Callahan	$270,000	$269,978	100%
Clinton E. Childress	$176,400	$172,858	98%
Charles A. Attal	$195,250	$189,377	97%

Long-Term Incentive Awards

Mix of Types of Awards

The long-term incentive component of our compensation program consists of equity-based grants, which in 2012 were in the form of 70% performance shares and 30% time-vested restricted stock. This mix is meant to tie the largest percentage of the equity incentives directly to our performance relative to companies in our industry, with the value of the remaining incentives also being tied to stock price and continued service.

The Committee does not grant stock options because it previously determined that restricted stock grants more closely serve the goals of tying compensation levels to company performance and promoting long-term retention of executives. Also, by granting restricted stock instead of stock options, fewer shares are used to deliver the same value to employees, resulting in less dilution to shareholders.

Performance Share Formula

The number of performance shares ultimately received by each executive is dependent upon the total shareholder return of our common stock over a three-year period relative to that of the median company of the companies listed in the Dow Jones Electricity and Multiutility Groups. The Committee determined that design for payout best reflects the objective granting the performance shares by directly tying a portion of compensation to a long-term performance measure relative to other companies in our industry, while the three-year performance period also aids in the retention of our executives.

Total return is calculated by dividing (1) the sum of (a) the difference between the share price at the end and beginning of the three-year performance period, and (b) the amount of dividends with respect to the three-year performance period, assuming dividend reinvestment, by (2) the closing share price at the beginning of the three-year performance period, with the share price in each case being determined by using the average closing price during the 20 trading days preceding (and inclusive of) the date of determination. Share price is equitably adjusted for stock splits and other similar corporate actions affecting stock. The table below shows the performance share payouts that correspond to our total shareholder return compared to the peer group described above. Payout is prorated for performance between the bottom quarter and top 10%.

Total Shareholder Return Relative to Peer Group	Performance Share Payout %
Bottom 25% of the Peer Group	0%
25th Percentile of the Peer Group	25%
Equal to the median of the Peer Group	100%
Top 10% of the Peer Group	150%

Equity Vesting Schedules

The performance shares vest at the end of the three-year performance period, depending on the formula as described above. At the end of the three-year period either (i) the performance shares are forfeited or (ii) the shares vest and, potentially, additional shares are granted. The time-vested restricted stock vests in a single installment three years from the date of grant. At the time of vesting of either the performance shares or time-vested restricted stock, the holder becomes the holder of shares of non-restricted common stock with the same terms as our common stock.

If employment is terminated during the three-year period without cause by the company or through a normal retirement by the employee (as described below in “Pension Benefits – Supplemental Plan”), a prorated amount of shares vest based on the amount of time employed during the three-year period, and in the case of the performance shares, based on the performance measurement at the time employment ended. (Beginning with the 2013 awards, the performance measurement would occur on the last business day of the quarter in which employment ended.) All shares are forfeited if employment is terminated for cause by the company or is terminated by the employee voluntarily (except for in the case of a normal retirement).

The agreements governing all outstanding time-vested restricted stock and performance share awards are “double-trigger” arrangements, such that vesting of the shares is only accelerated following a change in control if the grantee is also terminated without cause or terminates employment with good reason. (The payout of the performance shares under those circumstances would still be based on the applicable performance calculation.)

Determination of 2012 Long-Term Incentive Awards

In 2012, the Committee continued to use a total compensation approach to determine levels of long-term incentive awards. Long-term incentive awards were granted at levels that provided each executive officer with total target compensation that was in line with the total targeted compensation amounts developed for each officer using the data and process described under “Compensation Review Process” above.

The Committee also considered the total number of shares subject to equity incentive awards in relation to the total number of our outstanding shares, and reviewed information with respect to the estimated total and annual accounting expense associated with the equity incentive grants.

Using this information, the Committee made equity incentive award grants at a level that it believed would enable us to continue to attract, retain and motivate our executives, control dilution and maintain reasonable annual accounting expense.

The 2012 target long-term equity incentive award opportunity for each named executive officer is shown below based on the grant date present value of the shares on the date of grant:

Name	Performance Shares (Target Amount)		Time-Based Restricted Stock		Total Target LTI Opportunity
	# of shares	Grant Date Present Value	# of shares	Grant date present value
John B. Ramil	122,121	$1,954,522	48,108	$864,982	$2,819,504
Gordon L. Gillette	31,752	$508,184	12,508	$224,894	$733,078
Sandra W. Callahan	26,867	$430,001	10,584	$190,300	$620,301
Clinton E. Childress	29,309	$469,085	11,546	$207,597	$676,682
Charles A. Attal	23,692	$379,186	9,333	$167,807	$546,993

Payment of Dividends

Dividends are not paid on unvested performance-based awards. (Dividends on such awards are accumulated and paid on the amount of the award that vests and are forfeited for any shares that do not vest.) Holders of time-vested restricted stock receive the same dividends as holders of other shares of our common stock.

Timing of Long-Term Incentive Awards

Prior to 2013, the Compensation Committee had a long-standing practice of making annual equity-incentive award grants on the date of our annual shareholders’ meeting. On selected occasions, it has granted equity incentives upon election of a new executive officer. Beginning in 2013, the Committee determined to make annual equity-incentive award grants at its first quarterly meeting of the year, the same time it makes other compensation adjustments, to better facilitate compensation decisions reflective of total compensation rather than individual elements. In all cases, the grant date has been the same day that the Committee approved the grant. Stock options have not been granted since 2006. When they were granted, the exercise price for all stock options was set at the fair market value on the date of grant, determined by averaging our high and low stock price on the day preceding the date of grant.

Sale of Vested Shares by Executives

In granting equity incentive awards, the Committee is aware that each year in the late March to early May time frame, the restricted stock granted three years earlier will vest if the applicable vesting conditions are met and, thus, each year at about that time, shares may be sold by the executive officers or withheld by TECO Energy to pay the taxes due upon vesting. Accordingly, investors who see the reported sales of these shares by executive officers should not assume that such sales represent negative views of the company’s prospects by the executive officers.

Retirement and Other Benefits

Supplemental Executive Retirement Plan

Our named executive officers participate in a supplemental retirement plan that provides benefits at a level not available under the tax-qualified plan and is meant as an additional aid in attracting and retaining officers in key positions. The Committee reviews the terms and benefits of this plan from time to time, and the consultant provides the Committee with market data showing the prevalence of similar plans at the peer group companies described above and the types of benefits provided by those plans.

Change-in-Control Agreements

We have change-in-control agreements with each of our executive officers. These agreements are all “double-trigger” arrangements, meaning that payments are only made if there is a change in control of the company or one is being contemplated and the officer’s employment is terminated without cause or the officer terminates employment for good reason. The agreements for our named executive officers are discussed in greater detail under “Post-Termination Benefits.” The Committee periodically reviews the level of benefits in these agreements to ensure they remain reasonable, given practices in the market. We believe that providing these agreements helps increase our ability to attract, retain and motivate highly qualified management personnel and encourage their continued dedication without distraction from concerns over job security relating to a change in control of the company.

Minimal “Other Compensation”

In 2012, “Other Compensation” reported in the Summary Compensation Table on page 22 for each named executive officer was less than 1% of total compensation for the year. These amounts were for company matches to our defined contribution (401k) plan, a benefit that is available to all of our employees that contribute to the savings plan, and an annual premium of $312 for a $100,000 supplemental life insurance policy for each of our officers and key employees.

Compensation Program Risk Assessment

The Compensation Committee annually reviews the structure of the company’s compensation program in light of the key business risks as identified by the company’s enterprise-wide risk assessment conducted annually by management and reviewed with the Audit Committee and the Board. In its recent review, the Committee considered how the elements of the compensation program encourage or discourage certain risk-taking behaviors. Based on the Committee’s review of the compensation program in the context of the company’s risk assessment, the Compensation Committee determined that the compensation program provides appropriate incentives and does not encourage executives to take excessive business risks. The Committee considered the following risk-mitigating factors of the program:

➢	There are a mix of annual incentive goals, so that there is not undue pressure to achieve one measure of success without considering the impacts on other aspects of the business
➢	The amount of annual incentive awards is limited to 150% of target, and target awards less than or equal to annual salary, so there is not an undue incentive to achieve an excessive one-time payout
➢	A significant percentage of the equity incentives is in the form of performance shares with a three-year performance period to encourage a focus on long-term shareholder value
➢	Our equity incentives do not include stock options, so that executives’ interests are more closely aligned with the interests of long-term shareholders
➢	We have strong stock ownership guidelines, in addition to a policy that prohibits hedging and a rigorous claw-back policy (each of which is discussed in more detail on page 13)

Tax Considerations

Under Section 162(m) of the Internal Revenue Code, we will not receive a federal income tax deduction for compensation to any named executive officer that exceeds $1 million, unless the compensation is “performance-based” as defined in the Code. Compensation attributable to performance shares and stock options is not subject to the Section 162(m) limit because it meets the definition of “performance-based” compensation in the Code. The Committee tries to maintain the deductibility of compensation to the greatest extent possible; however, its primary objective in making compensation decisions is to provide compensation that best meets the goals of the compensation program. Therefore, while the tax impact of any compensation arrangement is one factor to be considered, this impact is evaluated in light of the objectives of the compensation program described above, and compensation may be awarded that is not fully deductible if necessary to meet these objectives.

The following tables give information regarding the compensation provided to our Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers who were employed by us as of December 31, 2012. Mr. Ramil has been our CEO since August 2010.

2012 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards[1] ($)	Non-Equity Incentive Plan Compensa- tion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings [2] ($)	All Other Compen- sation [3]($)	Total ($)
John B. Ramil President and Chief Executive Officer	2012	750,000	2,819,504	631,074	1,798,908	9,312	6,008,798
	2011	750,000	2,393,395	549,900	1,370,374	9,132	5,072,801
	2010	639,615	1,123,330	638,426	520,206	8,736	2,930,313
Gordon L. Gillette President, Tampa Electric Company	2012	525,000	733,078	327,777	865,985	9,312	2,461,152
	2011	500,000	741,954	350,805	566,555	9,132	2,168,446
	2010	465,000	593,199	412,404	335,925	8,736	1,815,264
Sandra W. Callahan Senior Vice President – Finance and Accounting and Chief Financial Officer	2012	450,000	620,301	269,978	1,158,358	9,312	2,507,949
	2011	410,000	644,069	218,735	862,963	9,132	2,144,899
	2010	350,000	505,409	244,048	606,161	8,736	1,714,354
Clinton E. Childress Former[4] Senior Vice President Corporate Services and Chief Human Resources Officer	2012	352,800	676,682	172,858	527,564	9,312	1,739,216
	2011	334,750	662,119	144,612	354,546	9,132	1,505,159
	2010	325,000	412,512	183,950	213,000	8,736	1,143,198
Charles A. Attal III Senior Vice President – General Counsel and Chief Legal Officer	2012	355,000	546,993	189,377	363,020	9,312	1,463,702
	2011	335,000	574,421	159,132	268,550	9,132	1,346,235
	2010	315,000	412,512	194,950	218,608	8,736	1,149,806

(1)	The amounts reported for stock awards reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 9, Common Stock, to the TECO Energy Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of the assumptions made in valuations of stock awards. As noted in the description of “Long-Term Incentive Awards” above, 70% of the value of stock awards are provided in the form of performance shares, which are shares of restricted stock that vest or are forfeited depending on the satisfaction of performance conditions based on the total return on our common stock over a three-year period. Therefore, depending on the company’s stock performance, up to 70% of the shares, the value of which are reported under “Stock Awards,” may ultimately be forfeited, or an additional 50% of those shares may be earned.
(2)	This column shows the change in the actuarial present value of the benefits that would be provided under our tax-qualified defined benefit plan and our supplemental retirement plan. This value is calculated based on variables such as average earnings and years of service, and therefore a larger increase in value may be attributable, for example, to an increase in pay, year over year. Other factors affecting the present value include interest rates and the age of the officer. See pages 25-26 for a description of our retirement plans. The change in value attributable to the tax-qualified plan in 2012, 2011, and 2010, respectively, was: $140,248, $102,342 and $99,499 for Mr. Ramil; $107,928, $76,413 and $69,470 for Mr. Gillette; $153,063, $114,400 and $112,541 for Ms. Callahan; $98,529, $125,043 and $130,336 for Mr. Childress; and $19,460, $18,760 and $18,760 for Mr. Attal. The balance in each case represents the change in value of the supplemental plan. The company does not maintain a non-qualified deferred compensation plan for employees.
(3)	The amounts reported in this column for 2012 include for each named executive officer $312 in premiums paid by us for supplemental life insurance and $9,000 of employer contributions under the TECO Energy Group Retirement Savings Plan.
(4)	Mr. Childress retired on January 1, 2013.

Grants of Plan-Based Awards for the 2012 Fiscal Year

Name/Award Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards [1,2]			Estimated Future Payouts Under Equity Incentive Plan Awards [2,3]			All Other Stock Awards: Number of Shares of Stock or Units [4] (#)	Grant Date Fair Value of Stock and Option Awards [5] ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John B. Ramil
annual incentive plan	01/31/12	318,750	637,500	956,250
performance shares	05/02/12				30,530	122,121	183,182		1,954,522
time-vested restricted stock	05/02/12							48,108	864,982
Gordon L. Gillette
annual incentive plan	01/31/12	170,625	341,250	511,875
performance shares	05/02/12				7,938	31,752	47,628		508,184
time-vested restricted stock	05/02/12							12,508	224,894
Sandra W. Callahan
annual incentive plan	01/31/12	135,000	270,000	405,000
performance shares	05/02/12				6,717	26,867	40,301		430,001
time-vested restricted stock	05/02/12							10,584	190,300
Clinton Childress
annual incentive plan	01/31/12	88,200	176,400	264,600
performance shares	05/02/12				7,327	29,309	43,964		469,085
time-vested restricted stock	05/02/12							11,546	207,597
Charles A. Attal
annual incentive plan	01/31/12	97,625	195,250	292,875
performance shares	05/02/12				5,923	23,692	35,538		379,186
time-vested restricted stock	05/02/12							9,333	167,807
(1)	The amount that was received in 2012 under the annual incentive plan is reported for each officer in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)	See the descriptions in the CD&A regarding how the threshold, target and maximum awards are determined.
(3)	Amounts in these columns represent performance share grants made under our 2010 Equity Incentive Plan.
(4)	Amounts in this column represent time-vested restricted stock grants made under our 2010 Equity Incentive Plan.
(5)	The value of performance shares is based on the expected outcome as of the date of grant based on a relative total shareholder return model using a Monte-Carlo simulation, in accordance with FASB ASC Topic 718.

The amounts payable under the annual incentive plan are determined based on the achievement of certain corporate financial and individual qualitative goals described in the Compensation Discussion and Analysis (CD&A) section above. The threshold, target and maximum amounts that could have been paid under the 2012 annual incentive plan are shown in the table above in the “Estimated Possible Payout Under Non-Equity Incentive Awards.”

Information regarding the formula used to determine the payout of the performance shares, equity vesting schedules and the payment of dividends is included in the CD&A under corresponding headings.

Outstanding Equity Awards at 2012 Fiscal Year-End

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[1]		Market Value of Shares or Units of Stock That Have Not Vested ($)[1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) [2]		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) [2]
John B. Ramil
	101,786	13.5000	04/27/2014	3,900	[3]	65,364	47,250	[4]	791,910
	55,500	16.2050	04/26/2015	18,650	[5]	312,574	91,503	[6]	1,533,590
	72,450	16.2950	04/25/2016	36,058	[7]	604,332	122,121	[8]	2,046,748
				48,108	[9]	806,290
Gordon L. Gillette
	39,300	16.2050	04/26/2015	9,850	[5]	165,086	24,950	[4]	418,162
	40,000	16.2950	04/25/2016	11,178	[7]	187,343	28,366	[6]	475,414
				12,508	[9]	209,634	31,752	[8]	532,164
Sandra W. Callahan
	8,656	13.5000	04/27/2014	8,400	[5]	140,784	21,250	[4]	356,150
	1,950	16.2050	04/26/2015	9,703	[7]	162,622	24,624	[6]	412,698
	4,433	16.2950	04/25/2016	10,584	[9]	177,388	26,867	[8]	450,291
Clinton E. Childress
	14,950	16.2050	04/26/2015	6,850	[10]	114,806	17,350	[11]	290,786
	22,650	16.2950	04/25/2016	9,975	[10]	167,181	25,314	[11]	424,263
				11,546	[10]	193,511	29,309	[11]	491,219
Charles A. Attal
	8,100	16.2050	04/26/2015	6,850	[5]	114,806	17,350	[4]	290,786
	8,900	16.2950	04/25/2016	8,654	[7]	145,041	21,961	[6]	368,066
				9,333	[9]	156,421	23,692	[8]	397,078
(1)	Shares shown under these columns are time-vested restricted shares that vest three years following the date of grant on the dates shown in footnotes 5, 7 and 9 below, or vest at normal retirement age, as shown in footnote 3, below.
(2)	Shares shown under these columns are the target amount of performance shares that vest only if certain performance criteria are met at the end of a three-year performance period; the performance periods for such shares end on the dates shown in footnotes 4, 6 and 8, below. The market value shown assumes that the shares are paid out at target and is based on the closing stock price on December 31, 2012. As described on page 12, based on the measurement of the performance criteria as of that date, all of these shares would be forfeited.
(3)	Vest at normal retirement age, as defined in the TECO Energy Group Retirement Plan.
(4)	Vest upon the satisfaction of performance criteria following the end of the performance period for such shares, March 31, 2013.
(5)	Vest in one installment on May 5, 2013, three years from the date of grant.
(6)	Vest upon the satisfaction of performance criteria following the end of the performance period for such shares, March 31, 2014.
(7)	Vest in one installment on May 4, 2014, three years from the date of grant.
(8)	Vest upon the satisfaction of performance criteria following the end of the performance period for such shares, March 31, 2015.
(9)	Vest in one installment on May 2, 2015, three years from the date of grant.
(10)	Vested upon retirement on January 1, 2013.
(11)	Vested upon retirement on January 1, 2013 subject to the performance criteria at the end of the performance period for such shares on December 31, 2012, which resulted in all such shares being forfeited.

Option Exercises and Stock Vested in the 2012 Fiscal Year

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting [1] (#)	Value Realized on Vesting [1] ($)
John B. Ramil	0	0	74,519	1,313,831
Gordon L. Gillette	0	0	50,752	894,806
Sandra W. Callahan	3,169	18,047	11,591	204,363
Clinton E. Childress	0	0	34,087	600,982
Charles A. Attal	0	0	28,316	499,239

(1)	The shares acquired on vesting were time-vested restricted stock and 121.4% of the performance shares granted in May 2009.

Pension Benefits

The following table shows the present values of accumulated benefits payable under our pension plan arrangements for the named executive officers as of December 31, 2012, the most recent pension plan measurement date for financial reporting purposes. The “qualified plan” refers to the TECO Energy Group Retirement Plan, our tax-qualified defined benefit plan that is available to our U.S. employees. The “supplemental plan” refers to the TECO Energy Group Supplemental Executive Retirement Plan, a supplemental executive retirement plan described in the CD&A under the section entitled “Retirement and Other Benefits.”

Name	Plan Name	Number of Years Credited Service [1] (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
John B. Ramil	qualified plan supplemental plan	37	819,651 6,991,455	--
Gordon L. Gillette	qualified plan supplemental plan	32	544,404 3,540,589	--
Sandra W. Callahan	qualified plan supplemental plan	25	918,042 3,157,717	--
Clinton E. Childress	qualified plan supplemental plan	42	1,210,358 2,594,447	--
Charles A. Attal	qualified plan supplemental plan	11	136,080 1,123,476	--
(1)	The number of years of credited service is the same for both plans, and is rounded to the nearest whole year.

Qualified Plan

Our U.S. employees, including executive officers, are eligible to participate in our tax-qualified defined benefit plan, and become 100% vested in the benefit they have accrued upon completion of three years of service or reaching the age of 65. All of our named executive officers are vested in this plan. Normal retirement age for the qualified plan is the same as the eligibility age for unreduced Social Security benefits.

The qualified plan’s normal retirement payment and benefit formula is based on the employee’s age, years of service and final average earnings. Benefits can be paid as an annuity or in a lump sum, at the election of the participant.

The present value of the accumulated benefit under the qualified plan in the table above was calculated assuming that participants retire at the earliest age at which retirement benefits are available without reduction for age, using the same assumptions the company uses for pension plan measurement for financial statement reporting purposes with respect to the present value discount rate (4.196%), lump sum conversion rate (5%), and form of payment and mortality assumptions.

Supplemental Plan

The normal retirement payment and benefit formula for the named executive officers who are participants in the supplemental plan is 3% times final average earnings times years of credited service, up to a maximum of 20 years (therefore the maximum amount payable is 60% of final average earnings). Final average earnings are based on the greater of (a) the officer’s final 36 months of earnings or (b) the officer’s highest three consecutive calendar years of earnings out of the five calendar years preceding retirement. The plan was amended in 2007 to provide that the benefit formula for new participants is 2% times final average earnings times years of credited service, up to a maximum of 30 years; however, all of our named executive officers became participants in the plan prior to that change.

The earnings covered by the qualified plan and supplemental plan are the same as those reported as salary and non-equity incentive plan awards in the summary compensation table above. The pension benefits are computed as a straight-life annuity commencing at the officer’s normal retirement age and are reduced by the officer’s Social Security benefits. Benefits payable under the supplemental plan are also reduced by benefits payable under the qualified pension plan. Normal retirement age is 63 and two months for Mr. Ramil, 64 for Mr. Gillette, 63 for Ms. Callahan and Mr. Childress, and 63 and 10 months for Mr. Attal. A reduced amount of benefits may be received upon retirement any time after age 55, as long as the officer has five years of service. If early retirement is elected, payment is based on actual years of service at early retirement using the formula described above, however, benefits are reduced by 5% for each year that payment begins before the normal retirement date.

Pursuant to the terms of the supplemental plan, if a change in control of the company occurs before the officer retires but after reaching early retirement age, the officer would be eligible to receive the same benefit that would normally be payable for early retirement, except the minimum five years of service requirement would not apply. Before early retirement age, a benefit would also be payable based on length of service and final average earnings on the date of the change of control, reduced by between 41% and 90% depending on the number of years the change of control occurred before the participant’s normal retirement age. Pursuant to the terms of the named executive officers’ change-in-control severance agreements, if those agreements are triggered as described below, the officers would receive a cash payment equal to the additional retirement benefit that would have been earned under our retirement plans if employment had continued for three years following the date of termination.

The benefit payable under the supplemental plan is paid in the form of a lump sum only (not an annuity). The present value of the accumulated benefit for the supplemental plan shown in the table above was calculated by discounting the lump sum that would be payable at the officer’s normal retirement age using the discount rate of 4.196% described above.

The qualified plan and supplemental plan also provide death benefits to the surviving spouse of an officer equal to 50% of the benefit payable to the officer. If the officer dies during employment before reaching normal retirement age, the benefit is based on the officer’s service as if employment had continued until such age. The supplemental plan death benefit is payable in the form of a lump sum to the spouse minus benefits payable to the spouse under the qualified plan.

Post-Termination Benefits

Change-in-Control Agreements

We have change-in-control severance agreements with the named executive officers under which payments will be made under certain circumstances in connection with a change in control of TECO Energy. A change in control means in general an acquisition by any person of 30% or more of our common stock, a change in a majority of our directors, a merger or consolidation in which our shareholders have less than 50% of the voting power in the surviving entity, or a liquidation or sale of substantially all of our assets.

The change-in-control agreements are “double-trigger” arrangements that only provide for payment of the benefits described below if there is a change in control or one is contemplated and

➢	employment is terminated by us without cause (as defined below) or
➢	employment is terminated by the officer for good reason (as defined below).

If employment is terminated under those circumstances, after expiration of a six-month deferral period as may be required under Section 409A of the Internal Revenue Code, we will make:

➢	a lump sum severance payment to the officer of three times his or her annual salary and target annual incentive award,
➢

a cash payment equal to the actuarial equivalent of the additional retirement benefit that would have been earned under our retirement plans if employment had continued for three years following the date of termination,

➢	participation available in our life, disability, accident and health insurance plans for a three-year period, except to the extent these benefits are provided by a subsequent employer, and
➢

for executive officer change-in-control agreements put in place before 2010, a payment to compensate for any additional taxes that may be payable as a result of the application of the excise tax associated with Section 280G of the Internal Revenue Code on the benefits received under the change-in-control agreements and any other benefits contingent on a change in control; however, such payment will only be made if the total payment due in connection with a change-in-control exceeds the amount at which an excise tax is first imposed by at least 10%.

In 2010, the Compensation Committee determined to not provide excise tax gross-ups (described in the last bullet point above) in change-in-control agreements going forward. Accordingly, Ms. Callahan’s change-in-control agreement (which was amended since that time) does not provide for an excise tax-gross up, but rather provides that benefits will be capped in those instances in which applying such cap would provide greater after-tax benefits.

For the purposes of the change-in-control agreements, termination with “cause” is defined as termination resulting from the willful and continued failure to substantially perform job duties or willful engagement in conduct which is demonstrably and materially injurious to the company, monetarily or otherwise. Termination of employment for “good reason” is defined as termination by the officer following the assignment to the officer of any duties inconsistent (except in the nature of a promotion) with the position held immediately prior to the change in control or a substantial adverse alteration in the nature or status, responsibilities or the conditions of employment, a reduction in annual base salary, the company’s requiring the officer to be based more than 50 miles from current job location, the failure by the company to pay compensation within seven days of the due date, the discontinuation without substitution of any material compensation or benefit plan or other benefits the officer participated in immediately prior to the change in control or reduction of those benefits, or the company’s attempt to terminate the officer’s employment in a manner not consistent with the terms of the agreement.

Under the terms of the change-in-control agreements, in the event employment is terminated in contemplation of or following a change in control, the officer would be entitled to receive his or her base salary through the termination date, and under the terms of our annual incentive plan, an incentive award equal to the target incentive amount for the year or the target incentive amount for the prior year (if greater), prorated for the number of days served in the year the termination occurred.

The agreements require that the officer, subject to the terms of the agreement, remain our employee for one year following a potential change in control (unless an actual change in control occurs, as defined above). The agreements define potential change in control more broadly than an actual change in control to ensure that the company receives the benefit of the continued employment of the officer after such an event occurs. A “potential change in control” would occur if we entered into an agreement that would result in the occurrence of a change in control, if any person publicly announced an intention to take or consider taking actions which would constitute a change in control, if any person acquired or disclosed a plan to acquire 9.9% or more of our outstanding common stock, or if the Board adopted a resolution to the effect that a potential change in control of the company has occurred.

Other benefits may also be paid in connection with a change in control under the supplemental executive retirement plan (as described above under “Pension Benefits”). The agreements governing all outstanding time-vested restricted stock and performance share awards are “double-trigger” arrangements, such that vesting of the shares is only accelerated following a change in control, as defined above, if the grantee is also terminated without cause or terminates employment with good reason, also as defined above. (The payout of the performance shares under those circumstances would still be based on the applicable performance calculation.)

Post-Termination Benefits Table

The table below shows the amounts that would be payable to each of the named executive officers in connection with a termination without cause or for good reason in contemplation of or following a change of control. There are no agreements or arrangements with these officers for any termination scenarios not involving a change in control.

The amounts below are calculated as if such event had occurred on December 31, 2012, based on our closing stock price on that day of $16.76. Other assumptions that were made in order to calculate these amounts are that no accrued base salary or prorated incentive payment was owed on that date.

The change-in-control agreements provide enhancements to the benefit formula of the retirement plans, as described above, and the retirement-related benefits shown below are the incremental amounts that represent the enhanced benefit only. The tax-qualified defined benefit plan and supplemental executive retirement plan are described in more detail under “Pension Benefits” above, and the present value of accumulated benefits under our pension arrangements are shown in that section. Any value of such arrangements that is not directly attributable to the change in control is not included in this section.

Health care benefits are based on the continuation of benefits for three years at the officer’s current level of coverage.

Under the terms of our change-in-control agreements, the named executive officers other than Ms. Callahan would be eligible to receive an excise tax gross-up payment if additional taxes are due by that officer as a result of the application of the excise tax associated with Section 280G of the Internal Revenue Code, as described in more detail above. The amounts shown below are pre-tax, that is, the officer would be responsible for paying income, excise, and any other applicable taxes on the amounts received. Mr. Childress is not included in the table below, as he retired from the company on January 1, 2013 and is therefore no longer eligible to receive any payments in connection with a change in control.

Name	John B. Ramil	Gordon L. Gillette	Sandra W. Callahan	Charles A. Attal
Cash Severance	4,162,500	2,598,750	2,160,000	1,650,750
Accelerated Equity Vesting	2,868,871	1,051,485	900,826	768,586
Health Care Benefits	34,527	49,428	15,945	49,428
Retirement-Related Benefits	722,929	3,535,569	394,148	1,604,060
Excise Tax Gross-Up	2,402,945	1,628,695	0	1,190,643
Total	$10,191,772	$8,863,927	$3,470,919	$5,263,467

Item 2 – Ratification of Appointment of Independent Auditor

The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, as our independent auditor for 2013 (referred to throughout this proxy statement as the “independent auditor”). Although ratification by the shareholders is not required by our bylaws or otherwise, the Audit Committee believes that it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by the independent auditor. In the event this ratification is not received, the Audit Committee will reconsider the selection of PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent auditor at any time during the year, if it determines that such a change would be in the best interests of the company and our shareholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2013 Annual Meeting of Shareholders and to be available to respond to appropriate questions. They will also have the opportunity to make a statement if they desire.

The Board of Directors recommends a vote FOR the ratification of the action taken by the Audit Committee appointing PricewaterhouseCoopers LLP as our independent auditor to conduct the annual audit of the financial statements for the fiscal year ending December 31, 2013.

Fees Paid to the Independent Auditor

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the years ended December 31, 2012 and December 31, 2011, and fees billed for other services rendered by PricewaterhouseCoopers LLP during these periods.

	2012	2011
Audit fees	$1,348,000	$1,307,000
Audit-related fees	972,948	148,492
Tax fees
Tax compliance fees	33,697	31,850
Tax planning fees	8,020	-
All other fees	1,800	126,800
Total	$2,364,465	$1,614,142

Audit fees consist of fees for professional services performed for (i) the audit of our annual financial statements, including management’s assessment of our internal control over financial reporting, (ii) the related reviews of the financial statements included in our 10-Q filings, (iii) services that are normally provided in connection with statutory and regulatory filings or engagements and (iv) reviews related to financings and SEC filings.

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, principally for the audit of benefit plans and consultations with our management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB or other regulatory or standard-setting bodies.

Tax fees consist of tax compliance fees for tax return review and income tax provision review, and tax planning fees, including tax audit advice.

All other fees consist of fees for other work performed by PricewaterhouseCoopers LLP, including fees for accounting advice related to specific transactions, regulatory accounting advice and other miscellaneous services.

All services rendered by PricewaterhouseCoopers LLP were permissible under applicable laws and regulations, and were pre-approved by the Audit Committee under the policy described below.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy for pre-approval of services to be provided by our independent auditor. Under the policy, the Audit Committee pre-approves the annual audit engagement terms and fees and the specific types of services to be performed by the independent auditor throughout the year, based on the Audit Committee’s determination that the provision of the services would not be likely to impair the auditor’s independence. The pre-approval is effective for the current fiscal year and until the Audit Committee meets to re-approve services for the following year, or such other period as the Committee may designate. The policy permits the Audit Committee to delegate pre-approval authority to one or more of its members to ensure prompt handling of unexpected matters, with such delegated pre-approvals to be reported to the Audit Committee at its next meeting. The policy also contains a list of prohibited non-audit services and requires that the independent auditor ensure that all audit and non-audit services provided to us have been pre-approved by the Audit Committee.

Audit Committee Report

The Audit Committee is comprised of four directors, each of whom is independent as defined by applicable New York Stock Exchange listing standards. The Committee assists the Board of Directors in overseeing (a) the integrity of our financial statements, (b) the annual independent audit process, (c) our systems of internal control over financial reporting and disclosure controls and procedures, (d) the qualifications, independence and performance of our independent auditor, (e) the performance of the internal audit department, (f) our compliance with legal and regulatory requirements, (g) our policies and procedures for risk assessment and risk management and (h) our ethics policy. The Committee operates under a written charter adopted by the Board, a copy of which can be found in the Corporate Governance section of the Investor Relations page of our website, www.tecoenergy.com.

In the course of its oversight of our financial reporting process, the Committee has:

1.	Reviewed and discussed with management our audited financial statements and the company’s internal controls over financial reporting, including Management’s Discussion and Analysis, for the year ended December 31, 2012;
2.	Discussed with PricewaterhouseCoopers LLP, our independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and
3.	Received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the Audit Committee concerning independence, discussed with PricewaterhouseCoopers LLP its independence, and considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining its independence.

Based on the foregoing review and discussions, the Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission.

By the Audit Committee:

Joseph P. Lacher (Chairman)

Evelyn V. Follit

Tom L. Rankin

Paul L. Whiting

Item 3 – Advisory Approval of the Company’s Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. At the 2011 annual meeting, we also asked our shareholders to indicate if we should hold an advisory vote on the compensation of our named executive officers every one, two or three years. At our 2011 annual meeting, 87% of the votes cast were in favor of an annual advisory vote, which was the Board’s recommendation on the proposal, and we are therefore again asking our shareholders to approve the compensation of our named executive officers as disclosed in this proxy statement in accordance with the Securities and Exchange Commission’s rules.

At the 2012 annual meeting of stockholders, our shareholders were asked to cast an advisory vote on the compensation of our named executive officers as disclosed in the proxy statement for the 2012 annual meeting, and our shareholders overwhelmingly approved the proposal, with 94% of the votes cast in favor.

As discussed in greater detail in the Compensation Discussion & Analysis section of this proxy statement beginning on page 11, our executive compensation program is designed to enhance shareholder value by (a) providing incentives to management to create value consistent with the company’s business strategy and (b) linking the interests of our executives to the long-term interests of our shareholders. We align pay with performance through a variety of mechanisms, including annual incentives based on corporate financial goals, and performance shares, which are earned based on total shareholder return relative to peer companies over a three-year period. We have instituted strong corporate governance provisions as part of our executive compensation program, such as a claw-back policy designed to recoup incentive payments to any officer that were based on financial statements that are restated for any reason, a double-trigger requirement for acceleration of equity award vesting (meaning that equity awards do not vest upon a change-in-control unless the officer is also terminated without cause or terminates employment with good reason), stock ownership guidelines (which were strengthened in 2013, as described on page 13), and a prohibition on hedging company stock.

Please review the Compensation Discussion and Analysis beginning on page 11 and the accompanying tabular and other disclosures on executive compensation beginning on page 22, and cast a vote either to endorse or not endorse our executive compensation program. A vote “For” this proposal is an advisory vote approving the compensation of TECO Energy, Inc.’s named executive officers, including its compensation practices and principles and their implementation, as discussed and disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules in the Compensation Discussion and Analysis, the compensation tables, and any narrative executive compensation disclosure contained in this Proxy Statement.

While this vote is not binding on the company, the Board and the Compensation Committee will take into consideration the outcome of this vote in determining future compensation arrangements.

The Board of Directors recommends a vote FOR the above proposal.

Item 4 – Shareholder Proposal

The Office of the Comptroller of New York City, 1 Centre Street, New York, NY 10007-2341, as the trustee and/or custodian of the New York City Employees’ Retirement System, the New York City Teachers’ Retirement System, the New York City Police Pension Fund, the New York City Fire Department Pension Fund, and the New York City Board of Education Retirement System, which are beneficial owners of more than $2,000 in shares of the company’s common stock, has advised us that it intends to submit the following proposal at the annual meeting:

Whereas: TECO Energy, Inc. does not explicitly prohibit discrimination based on sexual orientation and gender identity in its written employment policy;

Over 88% of the Fortune 500 companies have adopted written nondiscrimination policies prohibiting harassment and discrimination on the basis of sexual orientation, as have more than 98% of Fortune 100 companies, according to the Human Rights Campaign; over 30% now prohibit discrimination based on gender identity;

We believe that corporations that prohibit discrimination on the basis of sexual orientation and gender identity have a competitive advantage in recruiting and retaining employees from the widest talent pool;

According to a June, 2008 survey by Harris Interactive and Witeck-Combs, 65% of gay and lesbian workers in the United States reported facing some form of job discrimination related to sexual orientation; an earlier survey found that almost one out of every 10 gay or lesbian adults also reported that they had been fired or dismissed unfairly from a previous job, or pressured to quit a job because of their sexual orientation;

Twenty states, the District of Columbia and more than 160 cities and counties, have laws prohibiting employment discrimination based on sexual orientation; 12 states and the District of Columbia have laws prohibiting employment discrimination based on sexual orientation and gender identity;

Minneapolis, San Francisco, Seattle and Los Angeles have adopted legislation restricting business with companies that do not guarantee equal treatment for gay and lesbian employees;

Our company has operations in, and makes sales to institutions in states and cities that prohibit discrimination on the basis of sexual orientation;

National public opinion polls consistently find more than three quarters of the American people support equal rights in the workplace for gay men, lesbians and bisexuals; for example, in a Gallup poll conducted in May 2007, 89% of respondents favored equal opportunity in employment for gays and lesbians;

Resolved: The Shareholders request that TECO Energy, Inc. amend its written equal employment opportunity policy to explicitly prohibit discrimination based on sexual orientation and gender identity and to substantially implement the policy.

Shareholder’s Supporting Statement: Employment discrimination on the basis of sexual orientation and gender identity diminishes employee morale and productivity. Because state and local laws are inconsistent with respect to employment discrimination, our company would benefit from a consistent, corporate wide policy to enhance efforts to prevent discrimination, resolve complaints internally, and ensure a respectful and supportive atmosphere for all employees. TECO Energy, Inc. will enhance its competitive edge by joining the growing ranks of companies guaranteeing equal opportunity for all employees.

The Board of Directors unanimously OPPOSES the adoption of the above resolution for the following reasons:

Despite the proponent’s statement that implies that we do not explicitly prohibit discrimination based on sexual orientation in our written employment policy, TECO Energy does in fact have a written employment policy that expressly prohibits discrimination on the basis of sexual orientation, in addition to race, color, religion, sex, national origin, age, disability, veteran status, or any other characteristic protected by law. In addition, the proponent’s statement refers to statistics which appear to present our company’s policies as being inconsistent with our peer companies; however, our non-discrimination policy is actually similar to that of a substantial majority of other Fortune 1000 companies. Also, while the Board recognizes that some shareholders are in favor of this proposal, only 26% of the votes cast at the 2012 annual meeting on this matter were for the proposal.

TECO Energy is committed to providing equal employment opportunity for all individuals, and we believe our employment policies and practices already ensure equal employment opportunities and a respectful atmosphere for all employees. Employment decisions at TECO Energy are based on skills, knowledge, qualifications, and abilities. Our managers, supervisors, and other employees are required to abide by this policy. Furthermore, the company’s business is guided by its five core values that it has chosen to form the umbrella under which we do business every day and under which team members interact with one another, our customers and other stakeholders. One of those five core values is respect and concern for others, which provides that we value, among other things, differences, development, teamwork, and open communications. The company believes that emphasizing our core values, including the very important value of respect and concern for others, in our everyday dealings, more than adequately addresses the issues raised in the proposal by promoting a workplace based on the fundamental principle of respect.

In addition, we regularly provide training for employees regarding the importance of respecting and valuing diversity, and prohibiting harassment. This training emphasizes every employee’s responsibility to help maintain a workplace where differences are respected and valued, and that is free from harassment and discrimination.

Based on these factors, the Board believes that revising our policy as set forth in the proposal is not necessary to ensure a non-discriminatory workplace.

The Board of Directors unanimously recommends a vote AGAINST the above proposal.

Share Ownership

Directors and Executive Officers: The following table gives information regarding the shares of common stock beneficially owned as of February 1, 2013 by our directors and nominees, the named executive officers, and directors and executive officers as a group. Except as otherwise noted, such persons have sole investment and voting power over the shares. The number of shares of our common stock beneficially owned by any director or executive officer did not exceed 1% of the total shares outstanding at February 1, 2013; the percentage beneficially owned by all directors and executive officers as a group as of that date was 1.9%.

Name	Shares [1]			Name	Shares [1]
DuBose Ausley	39,439			William D. Rockford	35,913
James L. Ferman, Jr.	77,039	[2]		Paul L. Whiting	200,360	[8]
Evelyn V. Follit	3,750			Gordon L. Gillette	417,732	[5]
Sherrill W. Hudson	893,158	[3]		Sandra W. Callahan	196,636	[5]
Joseph P. Lacher	49,001	[4]		Clinton E. Childress	56,798
Loretta A. Penn	29,000			Charles A. Attal III	165,783	[5]
John B. Ramil	919,940	5,	[6]	All directors and executive officers as a group (17 persons)	4,138,620	[5,9]
Tom L. Rankin	727,806	[7]
(1)	The amounts listed include the following shares that are subject to options granted under our stock option plans (all of which are currently exercisable): Ms. Penn, 10,000 shares; Messrs. Ausley, Ferman and Rankin, 7,500 shares each; Mr. Hudson, 398,250 shares; Ms. Follit and Messrs. Lacher, Rockford and Whiting, 0 shares; Mr. Ramil, 229,736 shares; Mr. Gillette, 79,300 shares; Ms. Callahan, 15,039 shares; Mr. Childress, 37,600 shares; Mr. Attal, 17,000 shares; and all directors and executive officers as a group, 859,125 shares. The amounts listed also include unvested restricted stock with respect to both directors and executive officers, and with respect to executive officers, unvested performance-based restricted stock. Unvested restricted stock and performance-based restricted stock cannot be transferred and are subject to forfeiture.
(2)	Includes 57,929 shares owned jointly by Mr. Ferman and his wife. Also includes 2,590 shares owned by Mr. Ferman’s wife, as to which shares he disclaims any beneficial interest.
(3)	Includes 2,500 shares owned jointly by Mr. Hudson and his wife and 2,500 shares held in a margin account.
(4)	Includes 9,565 shares owned by Mr. Lacher’s wife, as to which shares he disclaims any beneficial interest.
(5)	Includes the following shares held by our benefit plans for an officer’s account: Mr. Ramil, 9,966 shares; Mr. Gillette, 12,971 shares; Ms. Callahan, 7,814 shares; Mr. Attal, 800 shares; and all directors and executive officers as a group, 43,674 shares.
(6)	Includes 2,013 shares owned jointly by Mr. Ramil and other family members, and 2,163 shares owned by Mr. Ramil’s son, as to which he disclaims any beneficial interest.
(7)	Includes 1,343 shares owned by Mr. Rankin’s wife, as to which shares he disclaims any beneficial interest.
(8)	Includes 37,692 shares owned jointly by Mr. Whiting and other family members; also includes 5,385 shares owned by Mr. Whiting’s wife, and 13,000 shares held in a trust of which Mr. Whiting’s wife is trustee, as to which shares he disclaims any beneficial interest.
(9)	Includes a total of 100,134 shares owned jointly. Also includes a total of 35,117 shares owned by family members, as to which beneficial interest is disclaimed, and 2,500 shares held in a margin account.

Five Percent Shareholders: The following table gives information with respect to all persons who are known to us to be the beneficial owner of more than 5% of our outstanding common stock as of December 31, 2012.

Name and Address	Shares		Percent of Class
Franklin Resources, Inc. (“Franklin”)
Charles B. Johnson
Rupert H. Johnson, Jr. Franklin Advisers, Inc.
One Franklin Parkway, San Mateo, CA 94403-1906	14,808,220	[1]	6.8%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	13,572,282	[2]	6.3%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	12,596,081	[3]	5.8%
(1)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2013 which reported that Franklin (and Charles B. Johnson and Rupert H. Johnson, Jr. as its principal shareholders) had sole voting power and investment power over these shares. Franklin and the Messrs. Johnson disclaim beneficial ownership of any of these shares. The Schedule 13G/A reported that Franklin Advisers, Inc. has an interest in 14,764,150 of these shares (which was 6.8% of our outstanding common stock). Certain Franklin-affiliated entities that purchased shares directly from TECO Energy have agreed to vote their shares in the same manner (proportionately) as all other shares of common stock entitled to vote on the matter, to the extent that the shares owned by them and the other Franklin-affiliated entities exceed 5% of our outstanding common stock, unless otherwise approved in writing in advance by TECO.

(2)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 5, 2013, which reported that BlackRock, Inc. had sole voting power and investment power over these shares.
(3)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2013, which reported that the Vanguard Group, Inc. has sole voting and investment power over 513,232 and 12,314,949 of such shares, respectively, and that its wholly-owned subsidiaries, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., are the beneficial owners of 281,132 and 232,100 of such shares, respectively, and direct the voting of such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers and directors are required under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) to file reports of ownership and changes in ownership of our securities with the Securities and Exchange Commission. Copies of those reports must also be furnished to us.

Based solely on a review of the copies of reports furnished to us with respect to 2012 and written representations that no other reports were required, we believe that our executive officers and directors have complied in a timely manner with all applicable Section 16(a) filing requirements, except that a Form 5 was filed late for Sherrill W. Hudson to report a gift of 1,000 shares.

Other Information

Shareholder Proposals and Nominations for the 2014 Annual Shareholders’ Meeting

In order for proposals of shareholders to be considered for inclusion in our proxy materials relating to the annual meeting of shareholders in 2014 pursuant to Rule 14a-8 of the Exchange Act, they must be received on or before November 20, 2013. In order for a shareholder proposal made outside of Rule 14a-8 of the Exchange Act to be considered “timely” under Rule 14a-4(c) of that Act, or for a director nomination to be considered at the annual meeting of shareholders in 2014, it must be received by us not later than January 1, 2014 and not before December 2, 2013. Any proposals should be sent to: Corporate Secretary, TECO Energy, Inc., 702 N. Franklin Street, Tampa, Florida 33602.

Under our bylaws, in order for a shareholder to bring business before or propose director nominations at an annual meeting, the shareholder must give written notice to our Corporate Secretary not less than 120 days nor more than 150 days in advance of the anniversary date of the immediately preceding annual meeting of shareholders. The notice must contain specified information about the proposed business or each nominee and the shareholder making the proposal or nomination. If the annual meeting is scheduled for a date that is not within 25 days before or after such anniversary date, the notice given by the shareholder must be received no later than the tenth day following the day on which the notice of such annual meeting date was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

Solicitation of Proxies

In addition to the solicitation of proxies by mail or internet, proxies may be solicited by telephone, facsimile or in person by our employees. We have retained Morrow & Co., LLC to assist in the solicitation of proxies for a fee of $10,000 plus out-of-pocket expenses. All expenses of this solicitation, including the cost of preparing and mailing this proxy statement, and the reimbursement of brokerage houses and other nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock, will be paid by us.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be “householding” our proxy statements and annual reports. This means that only one copy of the proxy statement and annual report to shareholders may have been sent to multiple shareholders in one household. We will promptly deliver a separate copy of either document to shareholders who write or call us at the following address or telephone number: TECO Energy, Inc., P.O. Box 111, Tampa, Florida 33601, Attn: Investor Relations, telephone: (813) 228-1111. Shareholders wishing to receive separate copies of the proxy statement or annual report to shareholders in the future, or shareholders currently receiving multiple copies of the proxy statement or the annual report at their address who would prefer that a single copy of each be delivered there, should contact their bank, broker or other nominee record holder or Broadridge Financial Solutions, Inc. at 1-800-542-1061.

Other Matters

The Board of Directors does not know of any business to be presented at the meeting other than the matters described in this proxy statement. If other business is properly presented for consideration at the meeting, the proxy authorizes the persons named therein to vote the shares in their discretion.

Appendix A – Dow Jones Electricity and Multiutility Groups

Below are the companies included in the Dow Jones Electricity and Multiutility Groups as of December 31, 2012. As described on page 19 of this proxy statement, the payout of the performance shares is determined using data on the companies included in those groups as of the end of the applicable performance period.

AES Corp.

Allete Inc.

Alliant Energy Corp.

Ameren Corp.

American Electric Power Co. Inc.

Avista Corp.

Black Hills Corp.

Calpine Corp.

CenterPoint Energy Inc.

Cleco Corp.

CMS Energy Corp.

Consolidated Edison Inc.

Dominion Resources Inc.

DTE Energy Co.

Duke Energy Corp.

Edison International

El Paso Electric Co.

Entergy Corp.

Exelon Corp.

FirstEnergy Corp.

Great Plains Energy Inc.

Hawaiian Electric Industries Inc.

IDACORP, Inc.

Integrys Energy Group Inc.

ITC Holdings Corp.

NextEra Energy Inc.

Northeast Utilities

NorthWestern Corp.

NRG Energy Inc.

NV Energy Inc.

Pepco Holdings Inc.

PG&E Corp.

Pinnacle West Capital Corp.

PNM Resources, Inc.

Portland General Electric Co.

PPL Corp.

Public Service Enterprise Group

SCANA Corp.

Sempra Energy

Southern Co.

UIL Holdings Corp.

UniSource Energy Corp.

Vectren Corp.

Westar Energy, Inc.

Wisconsin Energy Corp.

XCel Energy, Inc.

Documentation Required for Admission to the Meeting and Driving Directions

Please bring the admission ticket with you to the meeting. For registered shareholders who received a Notice of Internet Availability of Proxy Materials by mail, please bring the Notice, which will be considered your admission ticket, with you to the meeting.

•

If your shares are held in street name (in the name of your broker, bank or other nominee), please bring to the meeting an account statement or letter from the record holder indicating that you beneficially owned the shares on February 22, 2013, the record date for voting. If you are a street name holder, you may not vote your shares in person at the meeting unless you obtain a legal proxy from the record holder that holds your shares.

•	Shareholders who do not present admission tickets at the meeting will be admitted only upon verification of ownership at the admission desk.
•	Photo identification is required for admission.

Below are directions to the TECO Energy, Inc. Annual Meeting of Shareholders, which will be held on May 1, 2013 at 11:00 a.m. at TECO Plaza, 702 N. Franklin Street, Tampa, Florida 33602.

Parking

William F. Poe Parking Garage

800 N. Ashley Dr. • Tampa, FL 33602

TO OCALA
275
Downtown Tampa East-West
EXIT 45A
4
TO ORLANDO
TO ST. PETERSBURG
Downtown West - Ashley Drive
275
EXIT 44
Ashley Dr./Scott St./Tampa St.
To Tampa St.
ASHLEY DRIVE
Tampa Bay Performing Arts Center
The Times bldg.
TYLER ST.
N
Library
CASS ST.
TAMPA ST.
Element Condos
Federal Courthouse
W. F. Poe Parking Garage
POLK ST.
TECO PLAZA
TAMPA THEATER
Skypoint Condos
ZACK ST.
FLORIDA AVE.
ASHLEY DRIVE
HILLSBOROUGH RIVER
TWIGGS ST.
FRANKLIN ST.
MADISON AVE.
Walking route from Poe Parking Garage to TECO Plaza
KENNEDY BLVD.
KENNEDY BLVD.
JACKSON ST.

Directions to **William F. Poe Parking Garage** and **TECO Plaza**:

- From Interstate 275 - coming from St. Petersburg: Take Tampa downtown exit # 44 - Ashley Dr./Scott St./ Tampa St.
- From Interstate 275 - coming from Ocala, or from Interstate 4 coming from Orlando: Take Tampa downtown exit # 45A - Downtown Tampa East-West, then follow the directional sign: Downtown West – Ashley Dr.
- Coming off the exit ramp, Ashley Dr. will split to the right and Tampa St. to the left; stay on Ashley Dr. and get in the right lane.
- Go through two stoplights (Tyler St. and Cass St.).
- Turn right into the W. F. Poe Parking Garage and park.
- Once parked, cross Ashley Dr. and Tampa St. at the light-controlled crosswalks to TECO Plaza.

P.O. Box 111 Tampa, FL 33601

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

TECO ENERGY, INC. 702 N. FRANKLIN STREET TAMPA, FL 33602

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M51975-P34904-Z59756 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

TECO ENERGY, INC
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ITEMS 1.1 THROUGH 1.3, “FOR” ITEMS 2 AND 3, AND AGAINST ITEM 4.

In their discretion, the proxies are also authorized to vote upon such other matters as may properly come before the meeting. The Board of Directors recommends you vote FOR the following proposals:
1.	Election of Directors	For	Against	Abstain	The Board of Directors recommends you vote AGAINST the following shareholder proposals:		For	Against	Abstain
	1.1 John B. Ramil	☐	☐	☐	4.	Amendment of the Company’s Equal Employment Opportunity Policy.	☐	☐	☐
	1.2 Tom L. Rankin	☐	☐	☐
	1.3 William D. Rockford	☐	☐	☐
2.	Ratification of the selection of PricewaterhouseCoopers LLP as our independent auditor for 2013.	☐	☐	☐
3.	Advisory approval of the Company’s executive compensation.	☐	☐	☐
					Please indicate if you plan to attend this meeting.		☐	☐
							Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

ADMISSION TICKET

2013 Annual Meeting of Shareholders

Wednesday, May 1, 2013, 11:00 AM

TECO Plaza

702 N. Franklin Street

Tampa, Florida 33602

Shareholders who do not present a photo ID and an admission ticket or verification of ownership may not be admitted to the meeting.

Attached below is your proxy card for the 2013 Annual Meeting of Shareholders of TECO Energy, Inc.

You may vote by Telephone, by Internet, or by Mail.

To vote by Telephone or Internet, see instructions on reverse side.

To vote by Mail, please return your proxy in the enclosed Business Reply Envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M51976-P34904-Z59756

TECO ENERGY, INC.

Proxy for Annual Meeting of Shareholders, May 1, 2013

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF TECO ENERGY, INC.

The undersigned hereby constitutes and appoints each of John B. Ramil and Sherrill W. Hudson attorneys and proxies of the undersigned, with full power of substitution to each attorney and substitute, for and in the name of the undersigned to appear and vote all shares of Common Stock of TECO Energy, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held on May 1, 2013 at 11:00 AM, and at any and all adjournments thereof, with all powers the undersigned would have if personally present, hereby revoking all proxies previously given.

Continued and to be signed on reverse side